                                                                    EXHIBIT 99.3

================================================================================

                           TRADEMARK LICENSE AGREEMENT

                                      among

                                   SPTC, INC.

                                  as Licensor,

                                       and

                            SOTHEBY'S HOLDINGS, INC.

                                  as Guarantor

                         MONTICELLO LICENSEE CORPORATION

                                  as Licensee,

                                       and

                               CENDANT CORPORATION

                                  as Guarantor

                          Dated as of February 17, 2004

================================================================================


                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS AND TERMS............................................................................1
     Section 1.1.     Definitions..........................................................................1
     Section 1.2.     Other Interpretive Provisions.......................................................12
ARTICLE II GRANT OF RIGHTS................................................................................12
     Section 2.1.     Grant of License....................................................................12
     Section 2.2.     License of Domain Names.............................................................13
     Section 2.3.     Authorized Ancillary Services.......................................................14
ARTICLE III BRANDING AND MARKETING........................................................................15
     Section 3.1.     Combined Names and Marks............................................................15
     Section 3.2.     Positioning of Brand................................................................16
     Section 3.3.     Alliance Marketing..................................................................16
     Section 3.4.     Trademark Usage Guidelines..........................................................17
     Section 3.5.     Promotional Materials...............................................................18
     Section 3.6.     Government Filings and Investor Relations...........................................18
     Section 3.7.     Branded Franchise Marketing.........................................................18
     Section 3.8.     Licensor's Publications.............................................................19
     Section 3.9.     Modification of Sotheby's Name......................................................19
     Section 3.10.    Advertising and Marketing Agents....................................................19
ARTICLE IV TERM...........................................................................................20
     Section 4.1.     Initial Term........................................................................20
     Section 4.2.     Renewal Term........................................................................20
ARTICLE V FEES............................................................................................20
     Section 5.1.     Fees................................................................................20
     Section 5.2.     Other Matters Relating to the Determination of Covered Revenue......................22
     Section 5.3.     Payment of Fees.....................................................................23
     Section 5.4.     Late Payment........................................................................23
     Section 5.5.     Method of Payment...................................................................23
     Section 5.6.     Minimum Fees........................................................................24
ARTICLE VI MUTUAL REFERRALS...............................................................................24
     Section 6.1.     Referrals by Licensor...............................................................24
     Section 6.2.     Referrals by Licensee...............................................................25
     Section 6.3.     Payment of Referral Fees............................................................25
ARTICLE VII QUALITY CONTROL...............................................................................25
     Section 7.1.     Eligible Markets....................................................................25
     Section 7.2.     Sublicensee Eligibility Guidelines..................................................26
     Section 7.3.     Quality Control Standards With Respect To Owned Operations..........................28


                                      (i)

     Section 7.4.     Quality Control Standards With Respect To Affiliated and Franchised Operations......29
     Section 7.5.     Excluded Services by Branded Operators; Prohibition on Co-Mingling Marks............30
     Section 7.6.     Uniform Franchise Offering Circular.................................................30
     Section 7.7.     Termination of Relationship.........................................................30
     Section 7.8.     Notice of Breach....................................................................31
     Section 7.9.     Sample Uses of Licensed Marks.......................................................31
ARTICLE VIII REPRESENTATIONS AND WARRANTIES...............................................................31
     Section 8.1.     Representation and Warranties of Holdings and Licensor..............................31
     Section 8.2.     Representations and Warranties of Parent and Licensee...............................33
ARTICLE IX RECORDS; AUDITS AND INSPECTIONS................................................................34
     Section 9.1.     Maintenance of Records..............................................................34
     Section 9.2.     Right of Inspection and Audit.......................................................34
     Section 9.3.     Payment Deficiency..................................................................35
ARTICLE X SPECIAL COVENANTS AND AGREEMENTS................................................................35
     Section 10.1.    Registration of Marks...............................................................35
     Section 10.2.    Compliance with Laws................................................................36
     Section 10.3.    Right of First Offer With Respect To Timeshare Brokerage Services...................36
     Section 10.4.    Right of First Offer With Respect To Licensee Brokerage Business....................37
     Section 10.5.    Certain Trademark Filings...........................................................37
     Section 10.6.    Further Assurances..................................................................38
     Section 10.7.    Prohibition on Auction House Business...............................................38
     Section 10.8.    Acknowledgement of SIR Rights.......................................................38
     Section 10.9.    Establishment of SPV; Transfers and Pledge..........................................38
     Section 10.10.   Synthesis Acknowledgement...........................................................39
ARTICLE XI EXCLUSIVITY; NON-COMPETITION...................................................................39
     Section 11.1.    Exclusivity.........................................................................39
     Section 11.2.    Non-Competition.....................................................................40
ARTICLE XII OWNERSHIP AND PROTECTION OF MARKS.............................................................41
     Section 12.1.    Ownership of Marks..................................................................41
     Section 12.2.    Proprietary Materials...............................................................41
     Section 12.3.    Protection of Marks.................................................................41
     Section 12.4.    No Registration by Licensee.........................................................42
     Section 12.5.    Infringement Actions................................................................42
     Section 12.6.    Licensee Estoppel...................................................................44
ARTICLE XIII INDEMNIFICATION..............................................................................45
     Section 13.1.    Indemnification by Licensee.........................................................45
     Section 13.2.    Indemnification by Licensor.........................................................46
     Section 13.3.    Limitations on Indemnification......................................................46
     Section 13.4.    Survival of Representations and Warranties..........................................48
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                                      (ii)





     Section 13.5.    Notice and Resolution of Claim......................................................48
ARTICLE XIV DEFAULT AND TERMINATION.......................................................................50
     Section 14.1.    Termination.........................................................................50
     Section 14.2.    Effect of Termination...............................................................51
ARTICLE XV REVIEW COMMITTEE AND LIAISONS..................................................................52
     Section 15.1.    Formation...........................................................................52
     Section 15.2.    Responsibilities....................................................................53
     Section 15.3.    Liaisons............................................................................53
     Section 15.4.    Winding Down........................................................................54
     Section 15.5.    Non-Exclusive Role..................................................................54
ARTICLE XVI CERTAIN REMEDIES..............................................................................54
     Section 16.1.    Specific Performance................................................................54
     Section 16.2.    Limitation of Remedies..............................................................54
     Section 16.3.    DISCLAIMER OF WARRANTIES............................................................54
ARTICLE XVII ASSIGNMENT...................................................................................55
     Section 17.1.    Assignments Generally...............................................................55
     Section 17.2.    Permitted Assignment................................................................55
     Section 17.3.    Deemed Assignment...................................................................55
     Section 17.4.    Assignment of Rights to Fees........................................................55
     Section 17.5.    Effect of Assignment................................................................56
ARTICLE XVIII OPTION RELATING TO FOREIGN TRADEMARKS.......................................................56
     Section 18.1.    Grant of Option.....................................................................56
     Section 18.2.    Maintenance of Registration; Limitation.............................................56
     Section 18.3.    Exercise of Option..................................................................56
     Section 18.4.    Covenant of Licensor Following Exercise.............................................58
     Section 18.5.    Negative Covenants of Licensor With Respect to Option Territory.....................58
     Section 18.6.    Ownership of Marks..................................................................58
ARTICLE XIX GUARANTEE.....................................................................................59
     Section 19.1.    Guarantees..........................................................................59
     Section 19.2.    Waiver of Notices, Etc..............................................................60
     Section 19.3.    Reinstatement.......................................................................61
     Section 19.4.    Waiver of Subrogation; Subordination................................................61
     Section 19.5.    Successors and Assigns..............................................................61
ARTICLE XX MISCELLANEOUS..................................................................................62
     Section 20.1.    Information Transmission............................................................62
     Section 20.2.    Notices.............................................................................62
     Section 20.3.    Amendment; Waiver...................................................................62
     Section 20.4.    Expenses............................................................................62
     Section 20.5.    GOVERNING LAW; JURISDICTION; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL........62
     Section 20.6.    Relationship of the Parties.........................................................63
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                                     (iii)




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
     Section 20.7.    Severability........................................................................63
     Section 20.8.    Headings............................................................................63
     Section 20.9.    Entire Agreement....................................................................64
     Section 20.10.   Counterparts........................................................................64
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                                      (iv)





          TRADEMARK LICENSE AGREEMENT, dated as of February 17, 2004 (this "Agreement"), among SPTC, Inc., a Nevada corporation, and Sotheby's Holdings, Inc., a Michigan corporation ("Holdings"), on the one hand, and Cendant Corporation, a Delaware corporation ("Parent"), and Monticello Licensee Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of Parent (the "Licensee"), on the other hand.

                              W I T N E S S E T H :

          WHEREAS, Holdings, Parent and NRT Incorporated, a Delaware corporation and an indirect Subsidiary of Parent ("Buyer"), are parties to the Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), with respect to the purchase and sale of all of the issued and outstanding shares of capital stock of Sotheby's International Realty, Inc., a Michigan corporation and a wholly-owned Subsidiary of Holdings ("SIR"), upon the terms and conditions set forth therein;

          WHEREAS, in connection with the execution and delivery and closing of the Purchase Agreement, the parties hereto are entering into this Agreement;

          WHEREAS, in connection with the preparation of this Agreement, the parties have reviewed, together and independently, their respective operations of residential real estate brokerage services, and in particular the operations of the Licensee Group with respect to the high quality of services that it provides, both directly and through its franchisees, the manner in which it operates its franchise systems, and the nature and scope of the quality control standards contained in its franchise agreements;

          WHEREAS, Licensor's determination to enter into this Agreement is based in significant part upon the particular nature and manner of the business operations of the Licensee Group as described above, its highly secure financial condition, its high quality professional management and reputation as a leading provider of residential real estate brokerage services, and the distinct compatibility of the Licensed Marks and the high quality services and reputation of the Licensee Group in the residential real estate brokerage industry;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

     Section 1.1. Definitions. The following terms as used in this Agreement shall have the following meanings:

          "Acquiror" is defined in Section 11.2(c).

          "Acquiror Group" is defined in Section 11.2(c).

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect as of the Effective Date.

          "Agreement" is defined in the initial caption of this Agreement.

          "Appearance" shall mean, with respect to a Mark, the color, font (or typography), and the style of such Mark itself, but excluding for the avoidance of doubt and without limitation, (i) the size of such Mark (including with respect to its use in advertising, signage, business cards, letterhead and other similar presentations), (ii) layout and (iii) order or placement in combination or presentation with other Marks (subject to Section 3.1).

          "Applicable Registered Country" shall mean, with respect to a Registered Mark, the country in the Territory in which such Registered Mark is registered.

          "Applicable Registered Services" shall mean, with respect to a Registered Mark, each specific Authorized Service covered by the certificate of registration for such Registered Mark.

          "Artistically Significant Residence" shall mean Residential Real Estate that is reasonably considered to constitute a work of art or that otherwise has important historical, artistic, cultural or architectural significance (whether with respect to architecture, design or materials) or includes or is substantially related to a collection of fine art, antiques, objet d'art or other collectibles or an estate sale.

          "Artwork" is defined in Section 12.2.

          "ASP" is defined in Section 7.2(a)(i)(A).

          "Auction House" shall mean a Person that, directly or indirectly, engages in an Auction House Business.

          "Auction House Business" shall mean the business of conducting and sponsoring auctions of property, including antiques, fine art, objet d'art, collectibles, Artistically Significant Residences, and the performance of services and operations relating and incidental thereto, including appraisals and valuation of property, and by way of illustration and not of limitation, the auction business and related services and operations conducted by Holdings as of the Effective Date; provided that the term "Auction House Business" shall be deemed to exclude (i) the sale of real estate (other than Artistically Significant Residences) in auction brokerage format by real estate brokers, (ii) auctions conducted on the Internet for products that (A) are not principally composed of items of property constituting antiques, fine art and objet d'art and (B) are marketed to a broad cross section of consumers and (iii) Authorized Ancillary Services.

          "Authorized Ancillary Services" is defined in Section 2.3(b).

          "Authorized Brokerage Services" shall mean real estate brokerage services for Residential Real Estate.

          "Authorized Services" is defined in Section 2.1(a).

          "Branded Broker Affiliate" shall mean a Broker Affiliate of Licensee or any Company Affiliate for so long as it offers and sells Authorized Brokerage Services under the Licensed Marks (whether or not combined with any other Mark pursuant to this Agreement).

          "Branded Franchise" shall mean a franchise granted to a Franchisee pursuant to a Branded Franchise Agreement.

          "Branded Franchise Agreement" shall mean any agreement between a Branded Franchisee and Licensee or a Company Affiliate, pursuant to which such Branded Franchisee is granted a sublicense to any Licensed Mark.

          "Branded Franchisee" shall mean a Person that is a licensed provider of Authorized Brokerage Services and that is a Franchisee, for so long as it offers and sells Authorized Brokerage Services under the Licensed Marks (whether or not combined with any other Mark pursuant to this Agreement).

          "Branded Operator" shall mean Licensee and any sublicensee of any Licensed Mark, including any Company Affiliate, Branded Owned Office, Branded Broker Affiliate or Branded Franchisee.

          "Branded Owned Office" shall mean an Owned Office for so long as it provides Authorized Brokerage Services under the Licensed Marks (whether or not combined with any other Mark pursuant to this Agreement).

          "Broker Affiliate" shall mean, with respect to any Person, a Person that is a licensed provider of Authorized Brokerage Services and who provides such Authorized Brokerage Services pursuant to or in connection with a real estate brokerage affiliation agreement or other similar agreement (other than a franchise agreement) with such first Person, or who is otherwise a member of a real estate brokerage affiliate network of such first Person or its Affiliates, with respect to the offering and provision of Authorized Brokerage Services.

          "Broker Affiliate Agreement" shall mean (i) an agreement between any Pre-Existing Broker Affiliate, on the one hand, and any of SIR, Licensee or any Company Affiliate, as assignee of SIR or any Licensor Affiliate, on the other hand, that is in effect as of the Effective Date or (ii) any agreement between a Branded Broker Affiliate and Licensee or any Company Affiliate pursuant to which such Branded Broker Affiliate is granted a sublicense to any Licensed Mark.

          "Brokerage Service Provider Claim" is defined in Section 12.5(b)(i).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

          "Buyer" is defined in the introduction of this Agreement.

          "Co-Marketer" is defined in Section 3.3.

          "Company Affiliate" shall mean any Affiliate of Licensee.

          "Computer Art" is defined in Section 12.2.

          "Concierge Service" shall mean a service provided by a Residential Real Estate broker to a client home buyer or seller as a service ancillary to such brokerage service and pursuant to which the broker provides referrals to, or assists in making logistical arrangements on behalf of the client with, third-party providers of services associated with moving into or out of, or maintaining, a residence, provided that such moving or maintenance services (or services associated therewith) into or out of a residence are provided by a third party and not by the real estate broker or any Person under the Licensed Marks.

          "Confidential Information" is defined in Section 9.2(d).

          "Control" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect as of the Effective Date.

          "Corcoran Legacy Office" shall mean any Owned Office offering or selling Authorized Brokerage Services under the Corcoran Mark or any derivative thereof, as of the Effective Date, including any subsequent Relocation thereof.

          "Corcoran Mark" shall mean the CORCORAN trademark and service mark.

          "Covered Books and Records" is defined in Section 9.1(a).

          "Covered Geographic Area" is defined in Section 7.2(a)(i).

          "Covered Revenue" means Franchisee Covered Revenue or Owned Covered Revenue, as applicable.

          "Damages" is defined in Section 13.1.

          "Derivative Works" is defined in Section 12.2.

          "Domain Names" shall mean the domain names set forth in Part I of Schedule A attached hereto and any similar or successor electronic address mechanism or system, whether now known or hereafter devised from any form, consisting of any Licensed Marks and set forth in Part I of Schedule A, as such
Part I of Schedule A may be amended by the parties from time to time.

          "Earned" shall mean, with respect to revenue or other income, income or revenue that is earned and accrued.

          "Effective Date" shall mean the date hereof.

          "Election Period" is defined in Section 13.5(a).

          "Eligible Market" is defined in Section 7.1(b).

          "Eligible Marks" is defined in Section 3.1(c)(i).

          "Eligible SPV" shall mean a Person that (i) is a Subsidiary of Holdings and (ii) has in its Organizational Documents provisions substantially similar to or having a substantially similar effect as, the provisions set forth on Exhibit A.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect as of the date hereof.

          "Excluded Services" shall mean (i) commercial real estate brokerage services, (ii) Timeshare Brokerage Services, (iii) Residential Real Estate management and management services, other than as specifically included in the definition of "Residential Real Estate" in this Agreement, (iv) real estate development services or products (whether as a developer or as an advisor or consultant or other service provider with respect to real estate developments), other than advice and consultation related to sales of Residential Real Estate within any development and (v) any other services related to the foregoing or to any real estate brokerage services, in each case other than the Authorized Services.

          "Existing Auction Client" is defined in Section 6.2(a).

          "Existing Brokerage Lead" is defined in Section 6.1(a).

          "Extension Right" is defined in Section 4.1.

          "Fee Statement" is defined in Section 5.3(b).

          "Fees" shall mean the royalties due to Licensor pursuant to the terms and conditions of Article 5.

          "First Offer Notice" is defined in Section 10.3(a).

          "Foreign Operations Sale" is defined in Section 18.1.

          "Former Branded Franchisee-Affiliate" means, as of any date, a Person that was a Branded Franchisee or Branded Broker Affiliate in the 12-months immediately proceeding such date.

          "Franchise Wind-Down Period" is defined in Section 14.2(a)(iii).

          "Franchisee" is defined in Section 2.1(b).

          "Franchisee Claim" is defined in Section 12.5(a)(i).

          "Franchised Mark" is defined in Section 3.1(b).

          "Franchisee Covered Revenue" shall mean, with respect to any Branded Franchisee or Branded Broker Affiliate, all royalty or equivalent revenue Earned on gross commission income (or, in the event gross commission income is replaced in whole or in part by revenue of another or an equivalent type after the Effective Date in the Residential Real Estate brokerage industry generally, such other or equivalent revenue) of such Branded Franchisee or

Branded Broker Affiliate, as applicable, which royalty or equivalent revenue Earned on gross commission income (or such other or equivalent revenue, as applicable) shall not include: (i) payments by any Branded Franchisee or Branded Broker Affiliate for advertising charges and marketing fees (including by way of example and not of limitation, the National Advertising Fund or NAF, currently maintained by the Licensee Group as of the Effective Date); (ii) initial franchise fees paid by any Branded Franchisee that are up front fees not related to actual Residential Real Estate transactions; (iii) royalties or equivalent revenue Earned on revenue from the provision of any Authorized Ancillary Services by such Branded Franchisee or Branded Broker Affiliate; and (iv) other payments by any Branded Franchisee or Branded Broker Affiliate in connection with charges by Licensee or any Company Affiliate for administrative or ancillary services provided by Licensee or any Company Affiliate in its capacity as a franchisor or licensor and which payments are not calculated as a percentage or function of the revenues of the Branded Franchisee or Branded Broker Affiliate.

          "Governmental Authority" shall mean any national, federal, state, local or foreign judicial, legislative, executive, regulatory or administrative authority, self-regulatory organization or arbitrator having legally binding authority.

          "Guarantee" is defined in Section 19.1.

          "Guidelines" is defined in Section 7.2(a).

          "Holdings" is defined in the introduction of this Agreement.

          "Holdings Change of Control" is defined in Section 11.2(c).

          "Holdings Guarantee" is defined in Section 19.1(b).

          "Holdings Obligations" is defined in Section 19.1(b).

          "Indemnified Party" is defined in Section 13.5(a).

          "Indemnifying Party" is defined in Section 13.5(a).

          "Indemnity Payments" is defined in Section 13.5(d).

          "Initial Termination Date" is defined in Section 4.1.

          "Laws" shall mean any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, order, judgment, administrative order, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation in each case having binding legal effect.

          "Licensed Marks" shall mean, collectively, (i) the SIR Mark, (ii) the Domain Names, (iii) any Unregistered Mark and (iv) in any Option Territory in which the Option is exercised, any of the foregoing (i) - (iii) transliterated into the applicable local language or languages of such Option Territory effective upon grant of the license pursuant to the terms and conditions of
Article 18.

          "Licensee Brokerage Business" shall mean the real estate brokerage business of Licensee and the Company Affiliates, including their company-owned, licensed and franchised businesses.

          "Licensee Deductible Amount" is defined in Section 13.3(a).

          "Licensee Group" shall mean, individually and collectively, Licensee and each Company Affiliate.

          "Licensee Indemnified Parties" is defined in Section 13.2.

          "Licensee Liaison" shall mean, individually and collectively, the liaisons designated by Licensee pursuant to Section 15.3.

          "Licensee" is defined in the initial caption of this Agreement.

          "Licensee Group Marks" is defined in Section 3.1(d).

          "Licensor" shall mean (i) SPTC, Inc., a Nevada corporation, and upon an assignment of the Licensed Marks and Licensor's rights and obligations under this Agreement to an Eligible SPV pursuant to Section 10.9(a) or 11.1(b), such Eligible SPV, together with (ii) any Eligible SPV that becomes a Licensor hereunder pursuant to Section 18.3(e)(v).

          "Licensor Affiliate" shall mean Holdings and each of its Subsidiaries, provided that following a Holdings Change of Control, "Licensor Affiliate" shall further include any Affiliate of Holdings.

          "Licensor Deductible Amount" is defined in Section 13.3(b).

          "Licensor Indemnified Parties" is defined in Section 13.1.

          "Licensor Liaison" shall mean the liaison designated by Licensor pursuant to Section 15.3.

          "Licensor Offer Notice" is defined in Section 10.4(a).

          "Litigation" shall mean any litigation, action, suit, proceeding, claim, arbitration or investigation before any Governmental Authority or before any arbitrator or mediator or similar party, or any investigation or review by any Governmental Authority.

          "Mark" shall mean any name, brand, design, trademark, service mark, trade dress, logo, domain name, corporate, trade or business name.

          "Measurement Period" is defined in Section 7.1(b).

          "Minimum Amount" is defined in Section 5.6(b).

          "Model Code of Ethics" shall mean the International Franchise Association Code of Principles and Standards of Conduct as set forth on Exhibit B hereto.


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

          "Model Co-Mingling Provisions" shall mean the "Model Co-Mingling Provisions" set forth on Exhibit C hereto.

          "Model Provisions" shall mean, collectively, the Model Co-Mingling Provisions, the Model Quality Control Provisions and the Model Code of Ethics.

          "Model Quality Control Provisions" shall mean the "Model Quality Control Provisions" set forth on Exhibit D hereto.

          "MSP" is defined in Section 7.1(b).

          "New Broker Affiliate" shall mean any Branded Broker Affiliate that is not a Pre-Existing Broker Affiliate.

          "New Market" shall mean a Covered Geographic Area in which a Sold Owned Office or a Corcoran Legacy Office, as applicable, performs or offers for sale Authorized Brokerage Services, other than the Covered Geographic Area in which the Sold Owned Office or Corcoran Legacy Office, as applicable, performed the Authorized Brokerage Services as of the Effective Date.

          "New Owned Office" shall mean any Branded Owned Office that is not a Sold Office or a Corcoran Legacy Office.

          "New Style Date" is defined in Section 3.9.

          "New Style Notice" is defined in Section 3.9.

          "Non-Compete Period" is defined in Section 11.2(a).

          "Obligations" is defined in Section 19.1(a).

          "Offer" is defined in Section 10.4(b).

          "Offer Period" is defined in Section 10.4(b).

          "Option" is defined in Section 18.1.

          "Option Consents and Filings" is defined in Section 18.3(c).

          "Option Period" is defined in Section 18.1.

          "Option Territory" shall mean any country in the world other than (i) the Territory, (ii) Australia and (iii) New Zealand.

          "Organizational Documents" shall mean, as to any Person, the certificate of incorporation and bylaws or memorandum and articles of association or other organizational documents of such Person.

          "Original Territory" shall mean each of the following countries: (i) Canada, (ii) Barbados, (iii) Israel, (iv) Mexico, (v) Nassau, The Bahamas, (vi) St. Barthelemy, (vii) St. Martin, (viii) Turks and Caicos and (ix) the United States of America (including the U.S. Virgin Islands).

          "Other Licensed Mark Claim" is defined in Section 12.5(c)(i).

          "Owned Covered Revenue" shall mean, with respect to any Branded Owned Office, 6% of gross commission income (or, in the event gross commission income is replaced in whole or in part by revenue of another or an equivalent type after the Effective Date in the Residential Real Estate brokerage industry generally, such other or equivalent revenue) of such Branded Owned Office, which gross commission income (or such other or equivalent revenue, as applicable) shall not include (i) payments by any Company Affiliate or Branded Owned Office for advertising charges and marketing fees (including by way of example and not of limitation, the National Advertising Fund or NAF, currently maintained by the Licensee Group as of the Effective Date), (ii) any revenue Earned from the provision of Authorized Ancillary Services by any such Branded Owned Office and
(iii) revenue earned by any Branded Owned Office for "principal basis" sales of Residential Real Estate where no commission is earned.

          "Owned Office" shall mean a business unit or Person, as applicable, organized as a Residential Real Estate brokerage office, that is owned or held (directly or indirectly) by Licensee or by a Company Affiliate.

          "Parent" is defined in the initial caption of this Agreement.

          "Parent Mark" shall mean the CENDANT trademark and service mark.

          "Percentage Increase" is defined in Section 5.6(b).

          "Person " shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, firm, Governmental Authority or other entity (governmental or private).

          "Photographs" is defined in Section 12.2.

          "Pre-Existing Broker Affiliate" shall mean a Broker Affiliate of SIR or its Affiliates as of the time immediately prior to the Effective Date.

          "Prime Rate" shall mean, at any given time, the prime rate most recently reported by J.P. Morgan Chase, New York, New York (or any successor entity).

          "Proprietary Materials" is defined in Section 12.2.

          "Purchase Agreement" is defined in the introduction of this Agreement.

          "Real Estate Referral Services" shall mean the service of providing a referral with respect to a provider of Authorized Brokerage Services.

          "Redirection Domain Names" shall mean the domain names set forth in
Part II of Schedule A attached hereto.

          "Registered Ancillary Services" shall mean any one or more Authorized Ancillary Services for which Licensor has obtained a certificate of registration of the Licensed Marks from the applicable Governmental Authority in the Territory.

          "Registered Marks" shall mean any Licensed Mark that is registered for one or more of the Authorized Services, as set forth in the applicable certificate of registration.

          "Relocation" shall mean, with respect to any Sold Owned Office or Corcoran Legacy Office, the relocation of the office facility from which its sales associates and brokers offered and sold Authorized Brokerage Services to another office facility located in the same Covered Geographic Area or a New Market and in which same Covered Geographic Area or New Market the sales associates and brokers of such Sold Owned Office or Corcoran Legacy Office offer and sell Authorized Brokerage Services thereafter.

          "Residential Real Estate" shall mean real estate consisting of a residential dwelling (including an apartment within a multi-family building), including leaseholds of dwellings (including the rental and management of properties in vacation and resort markets), cooperatives, condominiums, fractional ownership, manufactured homes, panelized or pre-fabricated housing, undeveloped land, resort, farm and ranch real estate and any other form of real estate for which a residential real estate brokerage license is required under applicable Law, excluding Timeshares.

          "Review Committee" is defined in Section 15.1.

          "Sale Transaction" is defined in Section 10.4(a).

          "SIR" is defined in the introduction of this Agreement.

          "SIR Legacy Affiliate" is defined in Section 7.1(e).

          "Sold Owned Office" shall mean a residential real estate brokerage office the fee title, leasehold interest or subleasehold interest of which was transferred (directly or indirectly) to Buyer pursuant to the Purchase Agreement.

          "SIR Mark" shall mean the SOTHEBY'S INTERNATIONAL REALTY trademark and service mark.

          "Sotheby's Mark" shall mean the SOTHEBY'S trademark and service mark.

          "Subsidiary" shall mean, with respect to any Person, any Person in which such first Person, directly or indirectly, holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such Person or (b) the right to receive more than 50% of the net assets of such Person available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such Person.

          "Superior Offer" is defined in Section 10.4(c).

          "Synthesis Agreement" shall mean the Strategic Partnership Agreement dated as of November 1, 2000, between SIR and Synthesis Realty, LLC.

          "Taubman Family Member" shall mean (i) A. Alfred Taubman, (ii) any of
A. Alfred Taubman's lineal descendants, spouses, lineal descendants of spouses, adopted children or grandchildren, mothers- and fathers-in-law, sons- and daughters-in-law or brothers- and sisters-in-law, (iii) the estate of any Person described in clauses (i) and (ii), (iv) any trust for the benefit of any Person described in clauses (i), (ii) and (iii) (including the A. Alfred Taubman Restated Revocable Trust (as the same may be amended)), (v) any charity, charitable trust or other charitable organization of which any Person described in clauses (i) or (ii) is a director, trustee or officer or (vi) any Person, more than 50% of the voting stock, voting securities, partnership interests, limited liability company interests or other beneficial ownership and Control of which is and remains owned and Controlled by one or more Persons described in clauses (i), (ii), (iii) or (iv).

          "Territory" shall mean the Original Territory and any country set forth in Schedule C following any exercise of the Option and upon (and subject to) the grant of the license thereunder pursuant to the terms and conditions of
Article 18.

          "Timeshare" shall mean a commercial arrangement under which a purchaser receives an interest in real property or the right to use an accommodation or amenities related to real properties, or both, for a specified period and on a recurring basis, including in connection with residential and vacation properties.

          "Timeshare Brokerage Services" is defined in Section 10.3(a).

          "Timeshare License" is defined in Section 10.3(a).

          "Trademark Usage Guidelines" shall mean the Trademark Usage Guidelines set forth on Exhibit G hereto.

          "Transaction Value" is defined in Section 7.2(a)(i)(B).

          "UFOC" shall mean any Uniform Franchise Offering Circular or such other franchise offering documents or circulars that any Person prepares or otherwise uses in connection with the grant of or proposed grant of or offer to grant any franchise.

          "Unregistered Marks" shall mean, collectively, the following marks:
(i) SOTHEBY'S REALTY, (ii) SOTHEBY'S REAL ESTATE, (iii) SOTHEBY'S REALTOR, (iv) SOTHEBY'S REALTORS, and (v) SOTHEBY'S in combination with words (A) denoting realty or real estate and (B) words denoting any of the Authorized Ancillary Services (e.g., SOTHEBY'S REALTY TITLE or SOTHEBY'S REALTY MORTGAGE).

     Section 1.2. Other Interpretive Provisions.

          (a) Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) "either" and "or" are not exclusive and "include", "includes" and "including" are not limiting;
(ii) "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) "date hereof" refers to the date set forth in the initial caption of this Agreement; (iv) "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented, in each case to the extent not prohibited by such agreement or instrument; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an "Article", "Section", "Subsection", "Exhibit" or "Schedule" refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; (x) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; (xi) references to a Law include any amendment or modification to such Law and any rules, regulations and delegated legislation issued thereafter, whether such amendment or modification is made, or issuance of such rules, regulations or delegated legislation occurs, before or after the date of this Agreement and
(xii) any consent or approval of any Person may be granted or withheld in such Person's sole and absolute discretion.

          (b) The parties waive the application of any Law or rule of construction providing that ambiguities in an agreement will be construed against the party drafting such agreement.

                                   ARTICLE II

                                 GRANT OF RIGHTS

     Section 2.1. Grant of License.

          (a) Pursuant to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right and license, during the term of this Agreement, to use the Licensed Marks (other than the Domain Names) in the Territory solely for the offer and sale of (i) Authorized Brokerage Services and
(ii) subject to Section 2.3, Authorized Ancillary Services (collectively, "Authorized Services"), and not in connection with any other product or service of any kind (including any related product or service).

          (b) Pursuant to the terms and conditions of this Agreement, including
Section 2.3, Licensor hereby grants to Licensee the exclusive right and license to grant sublicenses, none for a term that extends beyond the then-current term of this Agreement, of the rights and licenses granted pursuant to the terms and conditions of Section 2.1(a) solely to any (i) Company Affiliate only for so long as it is a Company Affiliate, (ii) Owned Office only for so long as it is an Owned Office, (iii) Broker Affiliate of Licensee only for so long as it is a Broker Affiliate of

Licensee and (iv) franchisee of Licensee or any Company Affiliate (other than any franchisee that is a Company Affiliate) that offers and sells Authorized Brokerage Services ("Franchisee") only for so long as it is a Franchisee, but in each case only for the offer and sale of Authorized Services in the Territory. For the avoidance of doubt, a Company Affiliate that has received a sublicense hereunder may in turn further sublicense the Licensed Marks to any Owned Office, Broker Affiliate or Franchisee set forth in clauses (ii), (iii) or (iv) of the preceding sentence, subject to the terms and conditions of this Agreement.

          (c) Pursuant to the terms and conditions of this Agreement, including
Section 2.4, Licensor hereby grants to Licensee the exclusive right to use the Licensed Marks (other than the Domain Names) in its or its Affiliates' corporate, trade or assumed name during the term of this Agreement, and to grant sublicenses of such right to any (i) Company Affiliate only for so long as it is a Company Affiliate, (ii) Owned Office only for so long as it is an Owned Office, (iii) Broker Affiliate of Licensee only for so long as it is a Broker Affiliate of Licensee and (iv) Franchisee only for so long as it is a franchisee of Licensee, but in each case only for the offer and sale of Authorized Services in the Territory.

          (d) The parties acknowledge that the rights of Licensor in and to the SIR Mark in Israel are pursuant to a sublicense from Sotheby's (UK), a Licensor Affiliate, for the period from the Effective Date until such time as the registration for the SIR Mark in Israel is transferred to an Eligible SPV pursuant to the terms and conditions of Section 10.9.

     Section 2.2. License of Domain Names.

          (a) Pursuant to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a license to use, and to sublicense to a Company Affiliate the right to use, during the term of this Agreement, the Domain Names, solely in connection with marketing and promoting the Authorized Services being provided in the Territory by any Branded Operator.

          (b) Pursuant to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a license to use, during the term of this Agreement, the Redirection Domain Names solely for the limited purpose of redirecting users of the Internet who misspell a domain name in a Uniform Resource Locator to another Uniform Resource Locator that is a Domain Name.

          (c) The parties acknowledge and agree that insofar as Domain Names are Licensed Marks, any use of the Domain Names, including in connection with any website or other advertising or promotional materials (including electronic mail sent from an electronic mail address associated with the Domain Names) or other content available through the Domain Names, must comply with all restrictions in this Agreement relating to the Licensed Marks, to the extent applicable.

          (d) Licensor shall maintain a link on the www.sothebys.com website, to the website at www.sothebysrealty.com. Licensor may include such disclaimers on the www.sothebys.com website or include such intermediary screens to the extent it reasonably considers necessary or advisable under applicable Law to indicate that the www.sothebysrealty.com website is that of the Licensee. Licensee shall reimburse Licensor's reasonable out-of-pocket expenses resulting from the maintenance of such link, but shall not otherwise be required to compensate Licensor therefor. Unless Licensor shall request the discontinuation thereof, Licensee shall maintain a link on the www.sothebysrealty.com website, to the website www.sothebys.com. Licensee may include such disclaimers on the www. sothebysrealty.com website or include such intermediary screens to the extent it reasonably considers necessary or advisable under applicable Law to indicate that the www.sothebys.com website is that of the Licensor. Licensor shall reimburse Licensee's reasonable out-of-pocket expenses resulting from the maintenance of such link, but shall not otherwise be required to compensate Licensee therefor. The Review Committee shall regularly, and not less than once every five years, review this Section 2.2(d) with respect to its practical application to the parties' businesses and in light of changes in technology, and the Review Committee may propose such amendments to this Section 2.2(d) as it shall deem reasonable and appropriate, such amendments to be subject to the terms and conditions of Section 20.3. For the avoidance of doubt, (i) the content included in the www.sothebysrealty.com website shall be owned by Licensee and its Affiliates and (ii) Licensor shall remain the owner and registrant with respect to the Domain Names; provided, however, that during the term of this Agreement, Licensee or one of its Affiliates shall be the administrator and administrative, technical and billing contact with the relevant Internet registrar for all purposes with respect to the Domain Names and shall have the right to alter the content of the relevant websites in its sole and absolute discretion, subject to the terms of this Agreement.

          (e) With respect to any domain name (if any) registered in the name of SIR as of the time immediately prior to the Effective Date that has not be transferred to a Licensor Affiliate as of, or prior to the Effective Date, Parent shall cause Buyer to execute, acknowledge and deliver all documents, agreements and instruments necessary to transfer to Licensor, and to act in good faith and cooperate with Licensor in connection with the transfer to Licensor of, any such domain name.

     Section 2.3. Authorized Ancillary Services.

          (a) Pursuant to the terms and conditions of this Agreement, Authorized Ancillary Services may be provided under the Licensed Marks by a Branded Operator only to the extent offered as a service ancillary to the provision of Authorized Brokerage Services, and subject to the condition that such Branded Operator does not hold itself out as providing such Authorized Ancillary Services as its principal business or as being a stand-alone provider solely of such Authorized Ancillary Services. Licensee shall cause any materials describing or otherwise relating to the offer or sale of Authorized Ancillary Services by any Branded Operator to include a disclaimer providing that such Authorized Ancillary Services are not provided by Holdings or any Licensor Affiliate.

          (b) For purposes of this Agreement, "Authorized Ancillary Services" shall mean only the following services: (i) relocation, (ii) Residential Real Estate title search, (iii) Residential Real Estate title insurance, (iv) Residential Real Estate appraisal, (v) Residential Real Estate closing and Residential Real Estate escrow services and Residential Real Estate mortgage origination, (vi) Residential Real Estate mortgage brokerage, (vii) Residential Real Estate mortgage banking, (viii) home warranties, (ix) Real Estate Referral Services, (x) Concierge Services and (xi) with the consent of Licensor (such consent not to be unreasonably withheld), such additional services that are or become commonly offered or promoted by high-quality brokers of Residential Real Estate as a service ancillary to the provision of Authorized Brokerage Services.

                                  ARTICLE III

                             BRANDING AND MARKETING

     Section 3.1. Combined Names and Marks.

          (a) Generally. Except as expressly permitted by this Agreement, Licensee shall not, and shall cause each of its sublicensees not to, and the licenses and sublicenses granted hereunder and pursuant hereto shall not be deemed to permit, the use of the Sotheby's Mark or any Licensed Mark, or any derivative thereof, or any confusingly similar Mark, as a Mark by itself or with any other Mark.

          (b) Franchise Marks. Notwithstanding anything to the contrary in this
Section 3.1, Licensee shall not, and shall cause each of its sublicensees not to, use any Licensed Mark in combination with any other Mark (other than any Licensed Mark) that is (i) offered for use by, offered for license (or sublicense) to, or licensed (or sublicensed) to, any Franchisee, or (ii) offered for use by, or offered for license (or sublicense) to, any prospective Franchisee, by (in the case of both clauses (i) and (ii)) Licensee or any Company Affiliate (including pursuant to a UFOC) (a "Franchised Mark").

          (c) Permitted Combinations of Marks.

               (i) Subject to the terms and conditions of this Agreement, including Section 3.1(c)(ii) and (iii), Licensee and each sublicensee of any Licensed Mark shall be permitted to use any Licensed Mark in combination with any other Mark of Licensee or Company Affiliate or any sublicensee of any Licensed Mark, solely (x) in connection with the Authorized Services in the Territory and (y) as follows (each such Mark described in (A) and (B) below, an "Eligible Mark"):

                    (A) in certain associations with the Parent Mark as set forth in Exhibit E (and for so long as the Parent Mark is not a Franchised Mark or combined with or embodied in a Franchised Mark); and

                    (B) subject to Section 3.1(c)(ii), in combination with any Mark of any sublicensee of any Licensed Mark, including any Company Affiliate sublicensee or any Branded Franchisee, that is not the Parent Mark or a Franchised Mark (or combined with or embodied in a Franchised Mark).

               (ii) Licensee shall not, and Licensee shall cause each Company Affiliate not to, register, or take any action to effect registration of, any Mark that combines any Licensed Mark with any other Mark; provided, however, that, subject to Section 2.1(c), this clause (ii) shall not be interpreted to prevent Licensee and any Company Affiliate from making such filings with a secretary of state or similar Governmental Authority to establish, or qualify to do business using, a corporate or trade name or assumed name (or d/b/a) consisting of any Licensed Mark.

               (iii) With respect to any domain name consisting of any combination of any Licensed Mark with any Eligible Mark pursuant to the terms of
Section 3.1(c)(i), the parties acknowledge and agree that (A) such domain name shall be subject to Section 2.2(c) with respect to registration and maintenance and (B) the respective rights of Licensor and the Licensor Affiliates, on the one hand, and Licensee, the Company Affiliates and their respective sublicensees, on the other hand, to such domain name shall be limited to each of their respective rights, in the case of Licensor and the Licensor Affiliates, in the Licensed Marks, and in the case of Licensee, the Company Affiliates and their respective sublicensees, in the Eligible Marks.

          (d) With respect to any use of any Licensed Mark in combination with the Parent Mark, the Corcoran Mark or any other Mark of Licensee or any Company Affiliate (collectively, "Licensee Group Marks") as a combined Mark pursuant to the terms and conditions of this Agreement, the size of such Licensed Mark (taken as a whole) shall not be smaller relative to the size of such Licensee Group Mark (taken as a whole) with which it is combined as part of a combined Mark.

     Section 3.2. Positioning of Brand.

          (a) Licensee shall, and shall cause each Company Affiliate and Branded Owned Office, and shall use reasonable efforts to cause each Branded Broker Affiliate and Branded Franchisee, to, (i) market, hold out and otherwise position the Authorized Brokerage Services offered under the Licensed Marks, as a leading luxury brand of Residential Real Estate brokerage services. Licensee shall not, and shall not permit any Company Affiliate to, market, hold out or otherwise position any other Mark of the Licensee Group, including any franchise system owned or operated, directly or indirectly, by the Licensee Group, as being associated with more luxurious Residential Real Estate brokerage services or more luxurious Residential Real Estate properties than those offered and sold under the Licensed Marks.

          (b) Licensee shall not, and Licensee shall cause each Branded Operator not to, segment or distinguish any Licensed Mark from any other Licensed Mark, or for any Licensed Mark, on the basis of luxury, quality, pre-eminence or similar categorizations, distinctions or brand layering (e.g., "Sotheby's International Realty Premier" shall be prohibited). The use of a trade or corporate name (including an assumed name or d/b/a) by a Branded Franchisee or Branded Broker Affiliate that contains a word or name that would be reasonably likely to be interpreted to denote brand segmentation shall not be prohibited by this Section 3.2(b), including by way of example and not of limitation, a Branded Franchisee whose trade name is PREMIER PROPERTIES SOTHEBY'S INTERNATIONAL REALTY. No Branded Owned Office or Company Affiliate may have a corporate or trade name or use an assumed name or d/b/a that includes any word or name that, when combined with any Licensed Mark, could be interpreted to denote any brand segmentation prohibited by this Section 3.2(b).

     Section 3.3. Alliance Marketing. Subject to Section 3.4, in connection with any proposed agreements between Licensee or any Company Affiliate and any third party pursuant to which Licensee or any Branded Operator would co-market with third-party providers of products or services offered or marketed to home owners or home buyers (or prospective home buyers) (any such Person, a "Co-Marketer") the products or services of such Co-Marketer, including in connection with the Licensee Group's "alliance marketing program," Licensee shall only have the right to include any Licensed Mark in any co-marketing materials created in connection with such agreement with any Co-Marketer if (a) the products or services relating to such co-marketing arrangements shall be performed by the Co-Marketer and not by the Licensee or any Branded Operator and (b) Licensor has approved such Co-Marketer in advance of any such agreement as provided below. In the event that Licensee or any Company Affiliate proposes to enter into an agreement with any Co-Marketer involving any use of any Licensed Mark, Licensee shall submit to Licensor a written request for approval of such Co-Marketer including a template or mock-up or representative sample demonstrating such intended use, whereupon Licensor may request such additional information as it may reasonably deem relevant to evaluating such request. If Licensor does not object to any proposed Co-Marketer within ten Business Days following receipt of all information requested pursuant to the preceding sentence, Licensor shall be deemed to have approved the proposed Co-Marketer. Licensee shall cause any co-marketing materials to include a disclaimer providing that such Co-Marketer's products or services are not provided by Holdings, any Licensor Affiliate or any Branded Operator, as applicable, and the use of the Licensed Marks in any co-marketing materials shall comply with the terms and conditions of this Agreement. The right under this Section 3.3 is a right to co-market the Authorized Services with the services or products of an approved Co-Marketer and in no event shall this Section 3.3 be interpreted to expand the scope of the Authorized Services that may be offered and sold under the Licensed Marks.

     Section 3.4. Trademark Usage Guidelines.

          (a) Any use of a Licensed Mark, including in combination with any other Mark of Licensee, must comply with the Trademark Usage Guidelines (i) in all respects relating to the Appearance of any Licensed Mark and (ii) otherwise in all material respects, including with respect to the inclusion of all appropriate trademark notices, including the use of the designations (R) and sm, as applicable, with the Licensed Marks; provided, however, that solely to the extent that any Licensed Mark is used in a media that does not reasonably permit use in conformity with such Trademark Usage Guidelines (including by way of illustration and not of limitation, use of the Licensed Marks in EDGAR filings with the Securities and Exchange Commission), such use shall not be prohibited by this Section 3.4(a).

          (b) Subject to Section 3.4(a) above:

               (i) Licensee shall provide Licensor a draft of Licensee's first Identity Standards Manual that it proposes to include in a UFOC with respect to prospective Branded Franchisees, and which the parties acknowledge may be in a form comparable to the forms of the identity standards manuals that the Licensee Group uses in connection with its other franchisee systems, but must comply with the Trademark Usage Guidelines with respect to the Appearance of any Licensed Mark. Licensor shall review such draft Identity Standards Manual promptly upon receipt, and Licensee acknowledges and agrees that the final Identity Standards Manual included in such UFOC shall be subject to Licensor's prior approval, such approval not to be unreasonably withheld. To the extent that the Identity Standards Manual approved by Licensor pursuant to the foregoing differs from the Trademark Usage Guidelines, Licensee shall have the right to rely upon and comply with such Identity Standards Manual approved by Licensor as provided herein.

               (ii) The Identity Standards Manual approved by Licensor may be amended or supplemented in good faith by Licensee from time to time, provided that any such amendment or supplement complies with the Trademark Usage Guidelines with respect to the Appearance of any Licensed Mark and contains or proposes a change to the Identity Standards Manual that is of a quality equal to or higher, or as or more strict, than the Identity Standards Manual approved by Licensor pursuant to Section 3.4(b)(i).

          (c) The words contained in or comprising any Licensed Mark other than the word "Sotheby's" shall not be smaller in proportion to the word "Sotheby's" than the approximate proportion of the word "Sotheby's" with the words "International Realty" as such words appear together in the SIR Mark in the Trademark Usage Guidelines.

          (d) This Section 3.4 shall not be deemed to limit or modify any other provision of this Agreement, including with respect to any use of the Licensed Marks.

     Section 3.5. Promotional Materials. Subject to Section 3.4, Licensee and their permitted sublicensees shall be permitted to use the Licensed Marks in connection with internal promotional materials for the Authorized Services (examples include clothing, hats, writing implements, mugs and other similar customary marketing materials) that are (i) distributed free of charge to any existing or prospective customer of the Authorized Brokerage Services or distributed or sold to any sales associate or employee of any Branded Operator for subsequent distribution free of charge to any existing or prospective customer of the Authorized Brokerage Services, (ii) not sold or offered for sale to any person that is not a sales associate or employee of any Branded Operator and (iii) subject to the Trademark Usage Guidelines, the Model Provisions and other quality control provisions no less strict than those contained in the Licensee Group's franchise agreements for Authorized Brokerage Services as in effect on the Effective Date with respect to the use of marks on or in connection with marketing and promotional materials used by Franchisees.

     Section 3.6. Government Filings and Investor Relations. Subject to Section 3.4, Licensee and each Company Affiliate is permitted to use any Licensed Mark in or in connection with any filing with any Governmental Authority or stock exchange or any disclosure or materials provided to investors or prospective investors or financial analysts or any materials used for corporate or business matters (including presentation materials) used by Parent, in each case only to the extent that the use permitted by this Section 3.6 is incidental to the operation of the business of providing Authorized Brokerage Services under the Licensed Marks.

     Section 3.7. Branded Franchise Marketing

          (a) Licensee covenants and agrees that it shall, and it shall cause the applicable Company Affiliates, to spend all advertising charges and marketing payments received from any Branded Franchisees on advertising and marketing promoting the business of such Branded Franchisees. For purposes of the foregoing, the parties acknowledge and agree that such spending of advertising charges and marketing fees is deemed to include spending of such charges and fees for the Licensee Group's administrative and personnel costs associated with administering the marketing program of the Branded Franchisee franchise system.

          (b) Independent of, and without regard to, amounts collected by Licensee or any Company Affiliate from Branded Franchisees for advertising and marketing, Licensee covenants and agrees that it will spend $10,000,000 in cash in calendar year 2005, and that it is its intent to spend $10,000,000 and $5,000,000 in cash in calendar years 2006 and 2007, respectively, in connection with the marketing of the Branded Franchisee system.

     Section 3.8. Licensor's Publications. Licensor covenants and agrees that it will, or will cause the applicable Licensor Affiliates to, accept for publication in its proprietary Preview publication an advertisement from Licensee or from Company Affiliates for Authorized Brokerage Services under any Licensed Mark, which advertisements will be purchased and sold at the then-prevailing rates charged by Licensor to third-party advertisers. The form and presentation of such advertising shall be in Licensor's sole discretion, including with respect to matters of good taste and the appearance (including as to color, size and other matters) of the Licensed Marks.

     Section 3.9. Modification of Sotheby's Name. In the event that Licensor desires to modify the Sotheby's Mark or its stylized design with respect to Licensor's and its Affiliates businesses, Licensor shall provide Licensee with not less than six months' advance written notice of such change (the "New Style Notice") and the effective date of such change (the "New Style Date"), and on the New Style Date each Licensed Mark (including as it is sublicensed by Licensee hereunder) shall be automatically modified accordingly and Licensor's and its Affiliates use of the Sotheby's Mark shall also be modified accordingly; provided that modification of the Licensed Marks shall not be required to the extent that the name SOTHEBY'S is changed to include descriptive terms inconsistent with real estate brokerage services (e.g., "Sotheby's Auction Houses"). Notwithstanding the foregoing, if the Licensor and its Affiliates discontinue all use of the Sotheby's Mark for a period of at least 12 consecutive months, then Licensee shall have the right to use the Sotheby's Mark to the extent embodied in each Licensed Mark during the term of this Agreement and pursuant to the terms and conditions of this Agreement. As of the New Style Date, all new advertising, marketing materials, signage and any other new representation of each Licensed Mark shall conform to the noticed modifications, provided that for a period of three years from the New Style Date, Licensee and each Branded Operator shall be permitted to use its inventory of marketing materials, signage and other similar materials to the extent in existence as of date of the New Style Notice. The right of Licensor to cause a change to any Licensed Mark pursuant to this Section 3.9 shall be exercisable not more than once in any five-year period during the term.

     Section 3.10. Advertising and Marketing Agents. The parties acknowledge and agree that Licensee's rights hereunder include the right to allow its agents and the agents of its permitted sublicensees to use the Licensed Marks in the ordinary course of business for the sole and limited purpose of creating and placing marketing and advertising on behalf of Licensee or such permitted sublicensee for the marketing and sale of Authorized Services, subject to the terms and conditions of this Agreement.

                                   ARTICLE IV

                                      TERM

     Section 4.1. Initial Term. Except as otherwise provided in Sections 4.2 and 4.3, this Agreement shall commence on the Effective Date and continue, unless earlier terminated, for a term of fifty years ending at 11:59 p.m. on February 16, 2054 (the "Initial Termination Date").

     Section 4.2. Renewal Term. Except as otherwise provided in Section 4.3, Licensee shall have the right, exercisable in its sole discretion and subject to
Section 4.3, to extend the term of this Agreement for a single additional term of fifty years (the "Extension Right"), which Extension Right shall be exercisable at any time on or after February 17, 2049 and prior to the date 180 days prior to the Initial Termination Date, by written notice from Licensee to Licensor. Unless this Agreement has been terminated prior to the date of exercise of such Extension Right, upon timely exercise of the Extension Right, the term of this Agreement shall not terminate as provided in Section 4.1, and shall continue after the Initial Termination Date until 11:59 p.m. on February 16, 2104.

                                   ARTICLE V

                                      FEES

     Section 5.1. Fees.

          (a) Licensee shall pay to Licensor royalties equal to 9.5% of, without duplication:

               (i) Franchisee Covered Revenue Earned by the Licensee Group from the performance of Authorized Brokerage Services by any Branded Franchisee (without regard to whether such Branded Franchisee was previously a Broker Affiliate (including a Pre-Existing Broker Affiliate that was terminated or converted into a Branded Franchisee) or Franchisee of Licensee or any Company Affiliate) during the term of this Agreement and during any Franchisee Wind-Down Period pursuant to Section 14.2(a)(iii);

               (ii) Franchisee Covered Revenue Earned by the Licensee Group from the performance of Authorized Brokerage Services by any Pre-Existing Broker Affiliate during the period commencing on January 1, 2006 (but only to the extent that such Pre-Existing Broker Affiliate has not been terminated or converted into a Branded Franchisee prior to such date) and, thereafter, for the remainder of the term of this Agreement;

               (iii) Franchisee Covered Revenue Earned by the Licensee Group from the performance of Authorized Brokerage Services by any New Broker Affiliate during the term of this Agreement;

               (iv) Owned Covered Revenue Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of Authorized Brokerage Services by any Branded Owned Office (or otherwise by Licensee or any Company Affiliate performing Authorized Brokerage Services under the Licensed Marks) during the term of this Agreement, exclusive of (A) any Corcoran Legacy Office that is a Branded Owned Office (except to the extent clause (C) of Section 5.1(a)(vi) applies) and (B) any Sold Owned Office;

               (v) Owned Covered Revenue Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of Authorized Brokerage Services by any Sold Owned Office during the term of this Agreement, solely to the extent Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of the Authorized Brokerage Services (A) by any sales associates or brokers of a Sold Owned Office added after the Effective Date pursuant to a direct or indirect merger, combination or acquisition by or with such Sold Owned Office or (B) in New Markets (excluding any Relocation to a New Market); and

               (vi) Owned Covered Revenue Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of Authorized Brokerage Services by any Corcoran Legacy Office that is a Branded Owned Office during the term of this Agreement, solely to the extent Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of the Authorized Brokerage Services (A) by any sales associates or brokers of a Corcoran Legacy Office added after the Effective Date pursuant to a direct or indirect merger, combination or acquisition by or with such Corcoran Legacy Office, (B) in New Markets (excluding any Relocation to a New Market) or
     (C) following the date such Branded Owned Office ceases to use the Corcoran Mark for Authorized Services.

          (b) With respect to any Corcoran Legacy Office that is a Branded Owned Office, unless and until any royalties are owed pursuant to Section 5.1(a)(iv) or (vi), Licensee shall pay to Licensor royalties equal to 5% of all Owned Covered Revenue Earned by the Licensee Group (excluding the Owned Office referenced in this paragraph) from the performance of Authorized Brokerage Services by such Corcoran Legacy Office that is a Branded Owned Office during the term of this Agreement.

          (c) For the avoidance of doubt, with respect to Section 5.1, Owned Covered Revenue or Franchisee Covered Revenue "Earned by the Licensee Group from the performance of Authorized Brokerage Services" refers to the royalty fees payable to a member of the Licensee Group with respect to Authorized Brokerage Services by any Branded Franchisee, Branded Broker Affiliate or Branded Owned Office, as the case may be, not the underlying gross commission income (or other or equivalent revenue) itself of such Branded Franchisee, Branded Broker Affiliate or Branded Owned Office, as the case may be.

          (d) Examples of the basic calculation of the Fee payable to Licensor with respect to Covered Revenue from the performance of Authorized Brokerage Services under Section 5.1 are set forth immediately below, for purposes of illustration only:

     Branded Owned Offices:

          Example 1: Broker of Branded Owned Office on both sides of transaction*

          House price sale:                                                  $500,000
          Commission Rate:                                                          6%(1)
          Total Commission (or gross commission income):                     $ 30,000
          Royalty Rate:                                                             6%
          Total Royalty Recorded by Parent ("Owned Covered Revenue"):        $  1,800
          License Agreement Rate:                                                 9.5%(2)
          Fee payable to Licensor:                                           $    171

          Example 2: Broker of Branded Owned Office on single side of transaction

          House price sale:                                                  $500,000
          Commission Rate:                                                          3%(1)
          Total Commission (or gross commission income):                     $ 15,000
          Royalty Rate:                                                             6%
          Total Royalty Recorded by Parent ("Owned Covered Revenue"):        $    900
          License Agreement Rate:                                                 9.5%(2)
          Fee payable to Licensor:                                           $  85.50

     Branded Franchisee:

          Example 3: Franchisee Royalty

          Total Royalty Recorded by Parent ("Franchisee Covered Revenue"):   $    900
          License Agreement Rate:                                                 9.5%
          Fee payable to Licensor:                                           $  85.50

     Section 5.2. Other Matters Relating to the Determination of Covered
Revenue.

          (a) Covered Revenue shall include the franchise, broker affiliation or Owned Office royalty or fee payable (in each case net of the amounts included in the definition of "Franchisee Covered Revenue" or "Owned Covered Revenue", as applicable) with respect to

----------

* Example assumes that the broker is on both the listing and buying side of the relevant transaction.

(1) Example only, by Law all commissions are negotiable.

(2) Assumes that the applicable Branded Owned Office is not a Corcoran Legacy Office that is a Branded Owned Office that is subject to the 5% license fee under Section 5.1(b).

sales of personal property made in connection with real estate sales except where such sale of personal property is covered in a transaction separate from the applicable sale of real property (including sales covered under separate bills of sale), which shall be deemed to be excluded from Covered Revenue.

          (b) Covered Revenue shall be deemed to include the franchise, broker affiliation or Owned Office royalty or fee payable (in each case net of the amounts included in the definition of "Franchisee Covered Revenue" or "Owned Covered Revenue", as applicable) with respect to transactions entered into, or sales contracts made, prior to the date of termination of this Agreement irrespective of whether such Covered Revenue is received after the date of termination of this Agreement; provided that, for avoidance of doubt, revenues shall be deemed included in Covered Revenue pursuant to the preceding clause only to the extent such revenues would have constituted Covered Revenue prior to the termination of this Agreement.

          (c) In the event that the Licensee Group shall be awarded any damages or shall be paid consideration in settlement of any claim of the Licensee Group, and all or any portion of such award or payment constitutes or is otherwise characterized as being a type of payment that would otherwise constitute Franchisee Covered Revenue (or which is in lieu of, or as compensation for, a payment that would constitute Franchisee Covered Revenue), including any award of damages in lieu of Franchisee royalties or future Franchisee royalties, such portion of such award or payment shall be treated as Franchisee Covered Revenue subject to Section 5.1.

     Section 5.3. Payment of Fees.

          (a) Fees on Covered Revenue Earned for each calendar quarter (prorated for any shorter period) shall be due and payable on the 15th Business Day after the end of such calendar quarter, in arrears.

          (b) Each payment of Fees to Licensor shall be accompanied by a statement, certified by the chief financial officer of the Licensee Brokerage Business, setting forth a reasonably detailed calculation of the Fees and the Covered Revenue corresponding thereto, which statement shall be in substantially the form the parties have agreed to and attached hereto as Exhibit F (the "Fee Statement"), with such changes to the form thereof as the parties may agree upon in writing from time to time; provided, however, that in no event shall the form of such Fee Statement be deemed to modify in any respect the terms and conditions of Article 5 or otherwise of this Agreement.

     Section 5.4. Late Payment. Any payments of Fees which are not paid by the date such payments are due and payable shall bear interest to the extent permitted by applicable Law at the Prime Rate on the date such payment is due, calculated based on the number of months (pro rated, as necessary) such payment is delinquent; provided that the foregoing shall not limit or otherwise modify any other remedies available to Licensor whether pursuant to this Agreement or at law or equity.

     Section 5.5. Method of Payment. All payments to Licensor under this Agreement shall be made by wire transfer of same day funds or check in United States dollars in the requisite amount to such bank account as Licensor may from time to time designate by notice to

Licensee. Payments shall be net of any withholding taxes required by applicable Law. With respect to Fees calculated on Covered Revenue Earned outside the United States upon exercise of the Option, payments shall be calculated based on currency exchange rates for the calendar quarter for which remittance is made for Fees. For each month and each currency, such exchange rate shall equal the arithmetic average of the daily exchange rates (obtained as described below) during the Calendar Quarter; each daily exchange rate shall be obtained from the Reuters Daily Rate Report or, if not so available, from The Wall Street Journal, Eastern United States Edition, or, if not so available, as otherwise agreed by the parties.

     Section 5.6. Minimum Fees.

          (a) In any case and notwithstanding the foregoing, Licensee shall pay, for each calendar year beginning with the calendar year starting January 1, 2009 (and, at the end of the term for the prorated period, a prorated amount), aggregate Fees (including any true-up payment by Licensee paid by the applicable due dates described in this Section 5.6(a), as needed, to ensure that the Minimum Amount has been satisfied) in an amount not less than the Minimum Amount calculated as of the end of such calendar year. Payment of such minimum Fees shall be made no later than the date on which Fees are due for the last calendar quarter of such calendar year. The final payment of any minimum Fees pursuant to this Section 5.6 shall be due within 60 days following the date of termination of this Agreement (pro rated for the period of the year in which such termination occurs).

          (b) "Minimum Amount" shall mean $1,500,000, provided that such amount shall be increased as of December 31, 2010 and each December 31 of each subsequent year during the term of this Agreement, by an amount equal to the Percentage Increase of the then-applicable Minimum Amount; provided that such amount shall not exceed $2,000,000. The "Percentage Increase" shall be the percentage, if any, by which the Consumer Price Index -- All Urban Consumers (or if such ceases to be published, the most reasonably comparable index published by the United States government) increased by the end of the then applicable calendar year from the prior calendar year.

                                   ARTICLE VI

                                MUTUAL REFERRALS

     Section 6.1. Referrals by Licensor.

          (a) Licensee agrees to pay to Licensor (or to a Licensor Affiliate designated by Licensor) a fee equal to 30% of any gross commission income per transaction side earned by Licensee or any Company Affiliate from the provision of Authorized Brokerage Services to a third party referred by Licensor or any Licensor Affiliate to the Licensee Group for such Authorized Brokerage Services, provided that such third party is not an Existing Brokerage Lead (it being understood that Licensee shall give first preference in transmitting any such referral to Branded Operators). Any such referral by Licensor or any Licensor Affiliate shall be communicated to Licensee, or to such Company Affiliate as Licensee may from time to time designate to receive such referrals, by written notice to Licensor. An "Existing Brokerage Lead" shall mean a Person with whom a broker of a Branded Operator has an existing client relationship providing Authorized Brokerage Services as of the time Licensor or any Licensor Affiliate made such referral.

          (b) Nothing contained in this Section 6.1 shall obligate Licensor or any Licensor Affiliate to make any referral or affirmatively promote the Authorized Brokerage Services of any Branded Operator.

     Section 6.2. Referrals by Licensee.

          (a) Licensor agrees to pay to Licensee a fee equal to 10% of the gross commission income earned by a Licensor Affiliate from the sale of any property at auction by Holdings, which property is referred to such Licensor Affiliate by Licensee or any Company Affiliate, provided that the property referred to auction by Licensee or a Company Affiliate, as applicable, is not the property of an Existing Auction Client; provided further, that no such fee shall be due to Licensee unless the gross sale price of such property, or such property together with other related properties referred to such Licensor Affiliate in accordance with this Section 6.2(a), is in excess of $100,000. An "Existing Auction Client" shall mean a Person with whom a Licensor Affiliate has an existing client relationship with respect to the purchase or sale of property at auction as of the time Licensee or any Company Affiliate made such referral.

          (b) Nothing contained herein shall obligate Licensee or any Company Affiliate to make any referral or affirmatively promote the Auction House Business of the Licensor Affiliates.

     Section 6.3. Payment of Referral Fees. Payments of any fees under this
Article 6 shall be made within 30 days of the payment of the commission or other payment giving rise to a referral fee hereunder and such payment shall be accompanied by a statement setting forth in reasonable detail the calculation of such referral fee, including the amount of the applicable gross commission or other payment and the corresponding referral, and attaching any reasonably requested supporting documentation, which shall be treated confidentially.

                                  ARTICLE VII

                                 QUALITY CONTROL

     Section 7.1. Eligible Markets.

          (a) Licensee shall have the right to offer and sell the Authorized Services under the Licensed Marks, and to sublicense such right or grant a franchise to a Broker Affiliate, Franchisee or Company Affiliate, including for any Owned Office, in each case only for a geographic area qualifying as an Eligible Market; provided, that in the case of any exercise of the Option, the foregoing requirement shall not apply to any country in the Option Territory for which a license is granted pursuant to such Option exercise.

          (b) For purposes hereof, an "Eligible Market" shall mean a geographic area in which the median sales price ("MSP") for homes sold in such area during the most recent 12 full calendar months for which data is available immediately prior to (i) entering into a Branded Franchise Agreement with a proposed Branded Franchisee or (ii) branding the Authorized

Services of a Branded Owned Office with the Licensed Marks, as applicable (the "Measurement Period"), is at least 1.5 times the MSP for the United States during the Measurement Period.

          (c) The MSPs for the United States shall be determined by Licensee based on data to the extent available provided by a recognized independent publisher of home sale price information (e.g. the National Association of Realtors or Federal National Mortgage Association (Fannie Mae)). The MSP for each Covered Geographic Area shall be determined by Licensee based upon data provided by the same source as Licensee used for the foregoing determination with respect to the United States to the extent such data is available from such source and, to the extent that such data is not available from such source, Licensee shall use data that is in Licensee's good faith business judgment the most comparable to the data used with respect to Licensee's determination of the MSP for the United States.

          (d) Before Licensee shall grant any franchise to a prospective Branded Franchisee, Licensee's franchise review committee shall, at a minimum, review and consider the following in determining whether to grant such franchise: (i) a full and complete franchise application from the prospective franchisee, (ii) to the extent available, relevant market data provided by an independent third party, (iii) to the extent available, relevant data provided by the Multiple Listing Service covering the applicable geographic area and (iv) an on site inspection report submitted by Licensee's representative.

          (e) Each (i) Sold Owned Office, (ii) Corcoran Legacy Office, (iii) Pre-Existing Broker Affiliate and (iv) Person that was a broker affiliate of SIR that was terminated by SIR other than for cause, or that exercised a right of termination, during the two years prior to the Effective Date (an "SIR Legacy Affiliate") is deemed to be in an Eligible Market and to satisfy the Guidelines described in Section 7.2 below solely with respect to the Covered Geographic Area in which it offered and sold Authorized Services as of the Effective Date (or in the case of an SIR Legacy Affiliate, as of the time of termination of its broker affiliate agreement with SIR); provided that any Branded Franchise to be granted to an SIR Legacy Affiliate or Pre-Existing Broker Affiliate shall not cover a Covered Geographic Area larger than the Covered Geographic Area provided in such prospective franchisee's broker affiliate agreement, as in effect as of the Effective Time or as in effect at the time of such termination, as applicable, with SIR, including as modified by any oral agreement or authorized course of dealing.

     Section 7.2. Sublicensee Eligibility Guidelines.

          (a) In addition to the requirements set forth in Section 7.1, (x) prior to granting any franchise to any prospective Branded Franchisee, (y) prior to executing any Broker Affiliate Agreement with any prospective Branded Broker Affiliate and (z) prior to any Owned Office being branded with any Licensed Mark (including pursuant to any sublicense), Licensee, in determining whether to make such grant or effect such branding, shall take into account the guidelines set forth in clauses (i) and (ii) below (the "Guidelines"). Determinations as to whether the Guidelines have been satisfied shall be made by Licensee, in their good faith business judgment, based on such available data as Licensee reasonably deems appropriate. The Guidelines apply to offices of Branded Franchisees, Branded Broker Affiliates and Branded Owned Offices on a company-by-company basis rather than on an office-by-office basis, so that multiple offices operated by a single Person are tested as a whole. Once a Branded Franchisee,

Branded Broker Affiliate or Branded Owned Office has satisfied the Guidelines it shall be deemed to have satisfied the Guidelines for the term of the License Agreement. The parties acknowledge that the Owned Offices of Buyer and its Subsidiaries and the Pre-Existing Broker Affiliates satisfy the Guidelines for the term of this Agreement. Notwithstanding the foregoing, in connection with any exercise of the Option, the Guidelines shall not apply to any prospective Branded Franchisee, Branded Broker Affiliate and Branded Owned Office located outside of the United States, which Branded Franchisee, Branded Broker Affiliate and Branded Owned Office shall be chosen in Licensee's sole discretion, provided that, with respect to any Branded Franchisee located outside of the United States, Licensee grants the Branded Franchises pursuant to a master franchisee agreement with a master franchisor the material terms of which master franchise agreement have been presented to Licensor, and such materials terms and such master franchisor are acceptable to Licensor as indicated by it in writing (such approval not to be unreasonably withheld).

          A prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office shall satisfy the Guidelines if:

               (i) it satisfies any one of the following guidelines for the geographic area (as determined by Licensee) to be covered (the "Covered Geographic Area") by the prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office:

                    (A) the average selling price ("ASP") for homes sold or purchased by the customers of such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office in transactions brokered by such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office in the Covered Geographic Area during the Measurement Period is in the top 40% of selling prices for all homes sold in the Covered Geographic Area; or

                    (B) during the Measurement Period, such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office ranked in the top 40% in terms of home purchases or sales brokered in the Covered Geographic Area based on the aggregate sales price of residential real estate transactions actually closed (the "Transaction Value"); or

                    (C) such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office is ranked first, second or third in the Covered Geographic Area in terms of (1) highest ASP for homes sold or purchased during the Measurement Period in the Covered Geographic Area or (2) highest Transaction Value for homes sold or purchased in the Covered Geographic Area during the Measurement Period; or

                    (D) such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office owns or operates a newly formed residential brokerage office, which office is or will be composed of agents substantially all of whom, immediately prior to the time the office would become a Branded Franchisee, Branded Broker Affiliate or Branded Owned Office, were affiliated with a licensed broker that would have satisfied the guidelines in one of clauses (A), (B) or (C) of this Section 7.2(a)(i) with respect to the Measurement Period; or

               (ii) it does not satisfy any of the guidelines set forth in
Section 7.2(a)(i) but such prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office, together with all Franchisees that became Branded Franchisees, all Broker Affiliates that became Branded Broker Affiliates and all Owned Offices that became Branded Owned Offices during the immediately preceding Measurement Period and who became eligible pursuant this clause (ii) (and not pursuant to Section 7.2(a)(i)), would not represent more than 10% of the total number of all prospective Branded Franchisees, Branded Broker Affiliates or Branded Owned Offices, taken together, that became Branded Franchisees, Branded Broker Affiliates or Branded Owned Offices, respectively, during the Measurement Period.

          (b) With respect to the renewal by Licensee or its sublicensee of any Branded Franchise Agreement with a then-existing Branded Franchisee or any Broker Affiliate Agreement with a then-existing Branded Broker Affiliate, in each case during the term of this Agreement, Licensee shall use reasonable efforts to apply the Guidelines; provided, however, that any renewals of such existing Branded Franchisee or Branded Broker Affiliate shall be at Licensee's sole discretion; and provided further, that in the event a then existing Branded Franchisee or Branded Broker Affiliate (other than a Pre-Existing Broker Affiliate) was granted a franchise pursuant to Section 7.2(a)(ii), the renewal of any such Branded Franchisee or Branded Broker Affiliate shall be subject to the satisfaction of the Guidelines pursuant to the terms and conditions of
Section 7.2, including Section 7.2(a)(ii).

          (c) If the Covered Geographic Area covered by the Branded Franchisee changes to include new offices of such Branded Franchisee located outside of the Eligible Market, then Licensee shall be permitted to expand the Covered Geographic Area to include such new offices if such expanded Covered Geographic Area satisfies the requirements of an Eligible Market at the time of such expansion.

          (d) Licensee shall provide to Licensor, on a quarterly basis, a report containing (i) the number of Branded Franchises granted and the number of sublicenses granted to Branded Owned Offices and Branded Broker Affiliates during the prior quarter and the corresponding Covered Geographic Area and (ii) brief general descriptive information with respect to the business of each such new Branded Franchisee, Branded Broker Affiliate and Branded Owned Office and
(iii) such other information as Licensor reasonably requests. Semiannually for the first three years of the term of this Agreement, and thereafter on an annual basis, at Licensor's option, the parties shall meet in person to discuss the general process by which Licensee determines prospective Branded Franchisee, Branded Broker Affiliate or Branded Owned Office eligibility and related matters.

     Section 7.3. Quality Control Standards With Respect To Owned Operations.

          (a) Licensee shall, and shall cause any Company Affiliate that is a sublicensee hereunder (including any Branded Owned Office) to:

               (i) not make or publish any statement or advertisement which would reasonably be expected to be construed to demean the image, value, identity, reputation or goodwill associated with the Sotheby's Mark or any Licensed Mark;

               (ii) advertise only in a manner that is professional, dignified and not intentionally misleading;

               (iii) conduct its business in a manner that complies with (A) the terms of this Agreement, (B) the Code of Ethics of the National Association of REALTORS and (C) the provisions of the Model Code of Ethics; and

               (iv) not provide any Excluded Service under any Licensed Mark.

          (b) Licensee shall, and shall cause each Company Affiliate who is a sublicensee of any Licensed Mark to, comply with the terms of this Agreement.

     Section 7.4. Quality Control Standards With Respect To Affiliated and Franchised Operations.

          (a) In connection with the development of certain supplemental quality control standards established by this Article 7 and elsewhere in this Agreement, the parties acknowledge and express their respective intentions that the provision of the Authorized Services under the Licensed Marks, whether by Licensee or any of its sublicensees (including any Branded Operator), conform to the standards currently employed by Licensor and the Licensor Affiliates and the expectations of the prospective customers of Authorized Services offered and sold under the Licensed Marks as to consistency and quality of the residential real estate brokerage services. The parties have reviewed together their respective operations in the residential real estate brokerage business with respect to the maintenance of quality control. In connection with the foregoing, Licensor has identified and developed Model Provisions for the purpose of maintaining the quality of the Authorized Services provided under the Licensed Marks pursuant to this Agreement at a high-level of quality commensurate with Licensor's standards of quality existing as of the Effective Date and the standards applicable to the Licensee Brokerage Business pursuant to Section 7.3. Licensee covenants and agrees that any sublicense to use any Licensed Mark granted by Licensee or any Company Affiliate, as sublicensees, to any Branded Broker Affiliate or Branded Franchisee (including as contained in any affiliation agreement or Franchise Agreement) shall:

               (i) include a code of ethics no less strict than the Model Code of Ethics;

               (ii) include specific provisions with respect to the maintenance of the high quality of the Authorized Services provided under the Licensed Marks, which provisions shall be no less strict than the Model Quality Control Provisions; and

               (iii) not include any provision in conflict with any term of this Agreement applicable to Branded Broker Affiliates or Branded Franchisees.

          (b) Licensee covenants and agrees to enforce diligently, in its reasonable judgment and in good faith, each agreement granting a sublicense to any Licensed Mark to any Branded Broker Affiliate or Branded Franchisee, including any Broker Affiliate Agreement or Branded Franchise Agreement.

          (c) Licensee acknowledges that its compliance, and the compliance of each of its sublicensees, including any Branded Operator, with the quality control provisions of Section 7.3 and this Section 7.4, is essential to preserve the goodwill of the Licensed Marks and the integrity of the Authorized Services.

     Section 7.5. Excluded Services by Branded Operators; Prohibition on Co-Mingling Marks.

          (a) Licensee is not prohibited by this Agreement from authorizing or permitting any Branded Operator to provide any Excluded Service provided that such Excluded Service is not (i) provided or offered to the public under any Licensed Mark, (ii) provided or offered to the public in any way inconsistent with the terms of the Model Co-Mingling Provisions or (iii) otherwise provided or offered to the public in any way that could reasonably be expected to cause confusion that any Excluded Service is designated as being provided under any Licensed Mark.

          (b) Licensee covenants and agrees that any agreement between Licensee or any Company Affiliate, on the one hand, and any Branded Franchisee or Branded Broker Affiliate, on the other hand, and any sublicense of any Licensed Mark to any Branded Owned Office, will contain terms and conditions requiring standards for the separation of any Excluded Service from the offer and sale of any Authorized Service under any Licensed Mark, which provisions will be no less strict than the Model Co-Mingling Provisions.

     Section 7.6. Uniform Franchise Offering Circular. With respect to any UFOC that includes or is proposed to include or otherwise relate to a sublicense of any Licensed Mark, such UFOC shall state that such sublicense is granted pursuant to and as authorized by this Agreement, and Licensee shall reference in such UFOC the terms and conditions of this Agreement to the extent Licensee determines to be reasonably necessary or appropriate under applicable Law.

     Section 7.7. Termination of Relationship.

          (a) Any sublicense to any Branded Owned Office granted pursuant to
Section 2.1(b) shall automatically and immediately terminate in the event that the sublicensee ceases to be an Owned Office of Licensee; provided that the foregoing shall not prohibit the Person constituting, owning or acquiring any such Branded Owned Office from offering and selling Authorized Services under the Licensed Marks thereafter pursuant to a Branded Franchise Agreement or any other sublicense of the Licensed Marks, including a Branded Broker Affiliate Agreement, pursuant to this Agreement. For the avoidance of doubt, this Section 7.7(a) is not intended by the parties to limit the terms and conditions of
Section 17.2.

          (b) Any sublicense to any Branded Franchisee or Broker Affiliate granted pursuant to Section 2.1(b) shall automatically and immediately terminate upon termination of each Branded Franchise Agreement between such Branded Franchisee or Branded Broker Affiliate and Licensee or any Company Affiliate, except to the extent of any post-termination wind-down period provided in the terms of the applicable Branded Franchise or Broker Affiliate Agreement and then solely for the duration of such wind-down period (during which time, for the avoidance of doubt, the Franchisee Covered Revenue Earned from the performance of the Authorized Brokerage Services by such Branded Franchisee or Branded Broker Affiliate shall be subject to Article 5).

     Section 7.8. Notice of Breach. Licensee shall promptly deliver to Licensor notice of any material breach with respect to breaches of the quality control standards contained herein by (a) any Licensee of the terms and conditions of this Agreement or (b) to the extent known to Licensee, any sublicensee of any Licensed Mark of the terms and conditions of any such sublicensee's agreement, including any Branded Franchise Agreement and Branded Broker Affiliate Agreement, that are contemplated by this Article 7 to be included therein.

     Section 7.9. Sample Uses of Licensed Marks.

          (a) Licensee shall periodically deliver to Licensor, upon Licensor's request, representative samples of promotional materials, including those produced by or on behalf of Licensee or any Company Affiliate, that embody Licensed Marks.

          (b) Licensee shall periodically submit to the Licensor Liaison, upon Licensor's request, representative samples in all applicable media of uses of any Licensed Mark, including labels, signs and advertising and promotional materials embodying any Licensed Mark (including television and radio advertising, print advertising, on-line advertising (including home pages)).

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

     Section 8.1. Representation and Warranties of Holdings and Licensor. Holdings and Licensor represents and warrants to Licensee as follows:

          (a) Authority; Validity. Each of Holdings and Licensor is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each of Holdings and Licensor has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Holdings and Licensor and the consummation by Holdings and Licensor of the transactions contemplated hereunder, have been duly and validly authorized by Holdings and Licensor, and no other corporate proceedings on the part of Holdings or Licensor are necessary to authorize this Agreement or the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Holdings and Licensor, and, assuming due execution and delivery by Parent and Licensee, constitutes a valid and binding obligations of Holdings and Licensor enforceable against Holdings and Licensor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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

          (b) No Conflict; Government Consents.

               (i) Neither the execution, delivery or performance by Holdings and Licensor of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Holdings and Licensor with any of the provisions hereof will: (x) violate any provision of any Organizational Document of Holdings or Licensor, (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Holdings or Licensor (other than such consents as have already been obtained), or (z) violate any material Law of the United States applicable to Holdings or Licensor.

               (ii) No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Licensor in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.

          (c) Litigation. There is no Litigation brought by or against Holdings or Licensor or any Licensor Affiliate or any of their respective assets or businesses pending or, to the knowledge of Licensor, threatened against Holdings, Licensor or any Licensor Affiliate which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby, and no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents consummation of the transactions contemplated hereby has been issued against Holdings, Licensor or any Licensor Affiliate.

          (d) SIR Mark. Licensor is the sole and exclusive owner of the SIR Mark in the United States. Licensor has the valid right to use the SIR Mark in the Domain Names in the United States. To the knowledge of Licensor, the use of the SIR Mark by Licensee for the offer and sale of Authorized Brokerage Services in the United States and Israel will not infringe on the intellectual property rights of any third party. Schedule 8.1(d) sets forth a complete and accurate list of all registrations as of the Effective Date of the Licensed Marks in the United States and Israel and such registrations are valid and subsisting and in full force and effect as of the Effective Date. Except as set forth in Schedule 3.11(b) to the Purchase Agreement, there is no material Litigation pending or, to the knowledge of Licensor, threatened, and Licensor has not received or sent any written notice of a claim or suit, (x) alleging that the SIR Mark infringes upon or otherwise violates any intellectual property rights of any third party in the Original Territory or (y) challenging the ownership, use, validity or enforceability of, or application or registration for, the SIR Mark in the Original Territory. Licensor has the full power to license the SIR Mark in the United States, and to sublicense the SIR Mark in Israel, for use in connection with the Authorized Brokerage Services pursuant to the terms and conditions of this Agreement. Except with respect to (i) any license of any Licensed Mark pursuant to any agreement with a Pre-Existing Broker Affiliate, (ii) any license or sublicense of any Licensed Mark granted to any agent of any Licensor Affiliate in the ordinary course of business for the sole and limited purpose of creating and placing marketing and advertising on behalf of such


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

Licensor Affiliate and (iii) the Synthesis Agreement, Licensor has not licensed the Licensed Marks to any Person as of the Effective Date other than pursuant to this Agreement.

     Section 8.2. Representations and Warranties of Parent and Licensee. Parent and Licensee jointly and severally represent and warrant to Licensor as follows:

          (a) Authority; Validity. Each of Parent and Licensee is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and Licensee has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by Parent and Licensee and the consummation by Parent and Licensee of the transactions contemplated hereunder, have been duly and validly authorized by Parent and Licensee, and no other corporate proceedings on the part of Parent or Licensee are necessary to authorize this Agreement or the consummation of the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Parent and Licensee, and, assuming due execution and delivery by Holdings and Licensor, constitutes a valid and binding obligation of Parent and Licensee enforceable against Parent and Licensee in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) No Conflict; Government Consents.

               (i) Neither the execution, delivery or performance by Parent and Licensee of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Parent and Licensee with any of the provisions hereof will: (x) violate any provision of any Organizational Document of Parent or Licensee, (y) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, could reasonably be expected to constitute a default) under, result in the termination of, result in a right of termination of, any material contractual obligation of Parent or Licensee (other than such consents as have already been obtained), or (z) violate any material Law of the United States applicable to Parent or Licensee.

               (ii) No material consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Parent or Licensee in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby that has not been obtained or made.

          (c) Litigation. There is no Litigation brought by or against Parent or Licensee or any Company Affiliate or any of their respective assets or businesses pending or, to the knowledge of Parent or Licensee, threatened against Parent or Licensee or any Company Affiliate (i) which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby or (ii) which was required by applicable Law to be described in Parent's most recent Annual Report on Form 10-K filed with the Securities Exchange Commission or in any registration statement, report, schedule, form, statement or other document filed by Parent with the Securities Exchange Commission since the filing of such Form 10-K, and was not so described therein. There is no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents consummation of the transactions contemplated hereby has been issued against Parent, License or any Company Affiliate.

                                   ARTICLE IX

                         RECORDS; AUDITS AND INSPECTIONS

     Section 9.1. Maintenance of Records.

          (a) Licensee shall, and shall cause the Company Affiliates to, maintain accurate books, records and accounts, including financial and accounting records (including by using commercially reasonable efforts to cause each of their independent accountants to retain their working papers) relating to the offer and sale of the Authorized Services, directly or indirectly, by Licensee or any Company Affiliate, including any Branded Owned Office and any Branded Broker Affiliate and Branded Franchisee, the determination of any Fees and referral fees pursuant to this Agreement, and the general process followed by Licensee to confirm compliance by Licensee and any sublicensee of any Licensed Mark with the quality control provisions set forth in Article 7 (such books, records and accounts, collectively, the "Covered Books and Records").

          (b) The Covered Books and Records shall be maintained in accordance with Parent's applicable document retention policy (including as to length of retention).

     Section 9.2. Right of Inspection and Audit.

          (a) Licensor shall be permitted, during the term of this Agreement and for a period of three years following any termination of this Agreement (or longer to the extent of any applicable statute of limitations or any dispute hereunder), no more than twice in any twelve-month period, to inspect and conduct an audit of the Covered Books and Records relating to the determination of the Fees and referral fees due hereunder. During an inspection or audit, at Licensor's expense, Licensor shall have the right to make copies or extracts of the Covered Books and Records.

          (b) Licensor shall be permitted, during the term of this Agreement and for a period of two years following any termination of this Agreement (or longer to the extent of any applicable statute of limitations or any dispute hereunder), no more than twice in any twelve month period, to meet with Licensee's officers, employees and applicable agents and representatives for the purpose of reviewing Licensee's compliance with the quality control provisions of this Agreement, including Sections 7.3 and 7.4.

          (c) Licensor shall provide Licensee with not less than 20 days' advance written notice of any inspection and audit or meeting conducted pursuant to this Section 9.2. Access to Licensee's facilities in connection with any inspection and audit or meeting conducted pursuant to this Section 9.2 shall be during regular business hours. Licensee shall reasonably cooperate with, and shall not cause any interference with, any inspection and audit or meeting conducted pursuant to this Section 9.2.

          (d) Licensor shall, and cause each Licensor Affiliate and each of their representatives and agents to, keep confidential all proprietary and confidential information that is obtained by Licensor pursuant to this Section
9.2 other than information (i) which is generally available to the public at the time it is provided to Licensor or thereafter becomes generally available to the public (other than as a result of disclosure by Licensor or any Licensor Affiliate or any of their representatives or agents), (ii) which was available to Licensor or any Licensor Affiliate prior to it being furnished to Licensor pursuant to this Section 9.2, (iii) is or becomes available to Licensor or any Licensor Affiliate from a Person other than Licensee or any Company Affiliate or any of their representatives or agents, provided such Person shall not be known by Licensor to be in breach of its obligations to keep confidential such information or (iv) was or is independently developed by Licensor or any Licensor Affiliate or others on any of their behalf without recourse to or reliance upon Confidential Information (the "Confidential Information"); provided, however, that Licensor and any Licensor Affiliate and any of their representatives and agents may disclose any Confidential Information to the extent such disclosure is required by applicable Law or stock market rule, subject (other than in the case of disclosure pursuant to applicable corporation or securities Laws or regulations of any securities exchange) to prior written notice to Licensee and cooperation with Licensee to obtain a protective order or similar confidentiality arrangement, if available. The covenant set forth in this Section 9.2(d) shall terminate with respect to any Confidential Information one year after the disclosure of such Confidential Information to Licensor under this Section 9.2.

     Section 9.3. Payment Deficiency.

          (a) Except as otherwise provided in Section 9.3(b), the expenses of any inspection and audit conducted pursuant to Section 9.2 shall be borne by Licensor (which shall not include reimbursement of Licensee's internal or third-party expenses).

          (b) If the aggregated Fees and referral fees actually paid by Licensee pursuant to Articles 5 and 6 are less than the aggregated Fees and referral fees that Licensee was required to pay pursuant to Articles 5 and 6, then Licensee shall promptly (and in no event later than five days following such determination of such payment deficiency) pay to Licensor the amount of such payment deficiency (together with interest from the date originally due to the extent permitted by applicable Law at the Prime Rate on the date such payment was originally due).

                                   ARTICLE X

                        SPECIAL COVENANTS AND AGREEMENTS

     Section 10.1. Registration of Marks.


          (a) At the request of Licensee, from time to time during the term of this Agreement, Licensor shall use commercially reasonable efforts to file a trademark or domain name registration (or similar or successor electronic address mechanism or system) application for:

               (i) the use of any Licensed Mark solely for Authorized Services (as designated by Licensee) in the Territory, in each case in accordance with the terms and conditions of this Agreement, to the extent not already expressly covered by any existing registration of such Licensed Mark; or

               (ii) the use of any Licensed Mark or Unregistered Mark solely for Authorized Services (as designated by Licensee) in any country in the Option Territory (as designated by Licensee).

          (b) Upon or following any such request by Licensee, Licensee shall prepare (at Licensee's expense) and deliver to Licensor a trademark registration application in a form suitable for filing by Licensor with the applicable Governmental Authority in connection with such requested registration.

          (c) Subject to the ultimate control and authority of Licensor with respect to the form and content of the registration application in all respects, within 10 days following receipt of such trademark application from Licensee, Licensor shall file a trademark registration application with respect to such requested registration, with such changes to such trademark registration application as Licensor determines appropriate in its reasonable discretion. Licensee shall promptly reimburse Licensor for all filing fees and expenses (including reasonable attorneys' fees) incurred in connection with the preparation, filing and prosecution of any such trademark registration application.

          (d) Licensor shall promptly forward to Licensee copies of all communications received from the applicable Governmental Authority with whom the trademark registration application was filed and shall otherwise reasonably cooperate with Licensee (at Licensee's expense) with respect to the prosecution and maintenance of all applications and registrations for Licensed Marks.

     Section 10.2. Compliance with Laws. Licensee shall, and shall cause each sublicensee and Branded Owned Office and Company Affiliate to, comply in all material respects with all Laws applicable to the Authorized Services conducted under any Licensed Mark, including all Laws relating to franchisors and franchisees. Licensee shall be responsible for complying with all requirements of Law relating to required franchise disclosure statements (including their preparation) and applicable filing requirements and shall ensure that such franchise disclosure statements (and any oral or written statements made in connection therewith) comply in all material respects with applicable Laws.

     Section 10.3. Right of First Offer With Respect To Timeshare Brokerage Services.

          (a) Prior to licensing the Sotheby's Mark to any third party for use in marketing and selling real estate brokerage services in connection with Timeshares in the Territory ("Timeshare Brokerage Services"), Licensor shall deliver to Licensee a notice (the "First Offer Notice") advising Licensee that it may make an offer to Licensor to acquire a license to offer and sell Timeshare Brokerage Services under the Licensed Marks in the Territory (a "Timeshare License").

          (b) Upon receipt of a First Offer Notice, Licensee shall have 60 days to make such an offer. Licensor shall not be under any obligation to accept or negotiate any offer so received from Licensee and may reject any such offer in its sole discretion. Licensor shall be free, for a period of one year after giving such opportunity to make an offer to Licensee, to enter into any arrangement with any third party on any terms with respect to a Timeshare License.

     Section 10.4. Right of First Offer With Respect To Licensee Brokerage Business.

          (a) Prior to selling all or substantially all of the business of Licensee and the Company Affiliates with respect to this Agreement and of any Company Affiliate that is a Branded Operator (such business all taken as a whole) (as it exists on the date of such sale), directly or indirectly, in one or more related transactions, to any Person who is not a Company Affiliate, whether by asset sale, stock sale, merger or combination of any entity with any entity Controlled by a Person who is not a Company Affiliate, or any similar transaction, or any combination of any such transactions (a "Sale Transaction"), or offering, directly or indirectly, a Sale Transaction to any Person who is not a Company Affiliate, Parent shall deliver to Licensor a notice (the "Licensor Offer Notice") advising Licensor that it may make an offer to Parent to acquire the Licensee Brokerage Business.

          (b) Upon receipt of a Licensor Offer Notice, Licensor shall have 120 days (the "Offer Period") to make a bona fide offer to acquire the Licensee Brokerage Business pursuant to a Sale Transaction (the "Offer"), which shall include the proposed consideration and other material terms and conditions of Licensor's proposed acquisition of the Licensee Brokerage Business. If Licensor does not deliver a Offer during the Offer Period, then, during the 120 days following the last day of the Offer Period, Parent may offer a Sale Transaction to any Person who is not a Company Affiliate, and during such 120-day period consummate any such Sale Transaction.

          (c) If Licensor delivers a Offer within the Offer Period, then Parent shall have 120 days following the date of receipt of such Offer to solicit offers from third parties to acquire the Licensee Brokerage Business pursuant to a Sale Transaction. If, by the end of such 120-day period, Parent has not received a bona fide firm and binding written offer from a third party that Parent reasonably determines in its good faith judgment to have a higher value and to be otherwise more favorable for Parent than the value of the Offer, then Parent may accept the Offer and use its reasonable best efforts to consummate a Sale Transaction on the terms of the Offer as soon as reasonably practicable. If, during such 120-day period, Parent receives a bona fide firm and binding written offer from a third party that Parent reasonably determines in its good faith judgment to have a higher value and to be otherwise more favorable for Parent than the value of the Offer (a "Superior Offer"), then Parent may, only during the 120 day period following receipt of such offer, consummate a Sale Transaction on the terms of the Superior Offer only with the third party who made such Superior Offer. If Parent does not consummate a Sale Transaction during such 120-day period, then Parent may not consummate any Sale Transaction or offer any Sale Transaction to any Person who is not a Company Affiliate without first complying anew with this Section 10.4.

     Section 10.5. Certain Trademark Filings. Following the Effective Date, Licensor shall have the right to make any filings related to this Agreement and the performance of the parties' obligations and rights hereunder that are required or advisable pursuant to applicable Law in any jurisdiction within the Territory, and Licensee shall cooperate with and reasonably assist Licensor in connection therewith, including in connection with withdrawing any filings upon termination of this Agreement.

     Section 10.6. Further Assurances. From and after the Effective Date, upon the terms of this Agreement and subject to applicable Law, Licensor and Licensee shall act in good faith and shall cooperate with each other and use their commercially reasonable efforts to, as soon as reasonably practicable, (i) take, or cause to be taken, all actions, (ii) execute, acknowledge and deliver all documents, agreements and instruments and (iii) perform such other acts and do, or cause to be done, all things necessary, proper or advisable, in each case to confer on each party the rights, benefits and obligations provided by, and to consummate and make effective the transactions contemplated by, this Agreement as soon as practicable.

     Section 10.7. Prohibition on Auction House Business.

          (a) Licensee shall not, and Licensee shall cause each Branded Owned Office and Company Affiliate not to enter into an affiliation, license or similar agreement with respect to real estate brokerage services with a third party Auction House, in each case in the Territory or any other country in the world, other than Licensor or any Licensor Affiliate.

          (b) Licensee shall not, and Licensee shall cause each Company Affiliate not to, use any Licensed Mark in combination with the word "auction" or any word denoting an auction, or any derivation of the word "auction", in any corporate or trade name or assumed name or d/b/a or in any Mark under which any Authorized Service is offered or sold.

          (c) Licensee shall require, in each Branded Franchise Agreement and each Broker Affiliate Agreement with a Branded Broker Affiliate, that the Branded Franchisee or Branded Broker Affiliate, as applicable, will not use any Licensed Mark in combination with the word "auction" or any word denoting an auction, or any derivation of the word "auction", in any corporate or trade name or assumed name or d/b/a or in any Mark under which any Authorized Service is offered or sold.

     Section 10.8. Acknowledgement of SIR Rights. It is understood and agreed by the parties, and Parent and Licensee acknowledge, that any license or sublicense of the Sotheby's Mark, any Licensed Mark or any other trademark or service mark from any Licensor Affiliate to SIR, or any agreement relating to any such matter, is hereby terminated and of no further force and effect, effective as of the Effective Date, and each of Parent and Licensee agree that they will, and will cause the Company Affiliates to, execute such further documents and take such further actions as may be necessary to further evidence or give further effect to the termination of any such license, sublicense or agreement.

     Section 10.9. Establishment of SPV; Transfers and Pledge.

          (a) Licensor shall, within 60 days of the Effective Date, have (i) established an Eligible SPV, (ii) assigned to such Eligible SPV (A) all registrations for any Licensed Marks for which registration has been obtained by Licensor or any Licensor Affiliate in the Original Territory, (B) all sublicenses of any Licensed Mark for which Licensor is a


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

sublicensee in the Original Territory and (C) all other rights that Licensor has in and to the Licensed Marks in the Original Territory, and (iii) assigned its rights and obligations under this Agreement to such Eligible SPV (and such Eligible SPV shall have executed and delivered to Licensee an instrument acknowledging its assumption of Licensor's rights and obligations under this Agreement and its agreement to be bound by the terms and conditions of this Agreement as Licensor); provided, however, that with respect to the registration for the SIR Mark in Israel, Licensor shall have the right to establish an Eligible SPV to hold such registration in any jurisdiction permitted under
Section 18(d), provided further that such Eligible SPV executes and delivers to Licensee the instrument contemplated in the preceding clause (iii).

          (b) During such 60-day period, Licensor and Licensee, negotiating in good faith with each other, shall prepare and execute a pledge agreement providing for the grant by the Eligible SPV of a first priority security interest in the Licensed Marks, which agreement shall secure the performance by Licensor of its obligation under this Agreement to license the Licensed Marks to Licensee in the Territory and providing that that the pledgee will be able to exercise its remedies under the lien only upon the occurrence of, "any material failure of Licensor, in breach of the provisions of the License Agreement, to license the Licensed Marks to the Licensee in the Territory, which failure prevents the Licensee from being able to use the Licensed Marks in the Territory as contemplated under the License Agreement."

          (c) In connection with any assignment of this Agreement to an Eligible SPV, Holdings covenants and agrees that it will cause such Eligible SPV to maintain appropriate corporate formalities.

     Section 10.10. Synthesis Acknowledgement. It is understood and agreed by the parties that the Synthesis Agreement is in effect as of the Effective Date and that, notwithstanding anything to the contrary herein, neither the existence of the Synthesis Agreement, nor the performance of the obligations by either party thereunder pursuant to the terms and conditions thereof, including the grant of the sublicense of the SIR Mark thereunder, shall constitute a breach of the terms and conditions of this Agreement or otherwise be prohibited by this Agreement.

                                   ARTICLE XI

                          EXCLUSIVITY; NON-COMPETITION

     Section 11.1. Exclusivity. (a) During the period commencing on the Effective Date and ending on the date of termination of this Agreement (and not extending into any Franchise Wind-Down Period), Holdings and Licensor shall not, and shall cause the Licensor Affiliates (for so long as they remain Licensor Affiliates) not to, use, or grant to any other Person, the right or license to use, anywhere in the Territory or in the Option Territory, (i) the Sotheby's Mark or the name "Sotheby's" or any derivative thereof or any confusingly similar Mark (other than any Licensed Mark), for any Authorized Brokerage Services, Authorized Ancillary Services or any service described in the definition of Excluded Services, other than Timeshare Brokerage Services and sales of Artistically Significant Residences in auction format, which shall not be prohibited by this Section 11.1 or (ii) any Licensed Mark.

          (b) During the period commencing on the Effective Date and ending on the date of termination of this Agreement, Holdings and Licensor shall not, and Holdings shall cause the Licensor Affiliates (for so long as they remain Licensor Affiliates) not to, sell, dispose or otherwise transfer to any Person any Licensed Mark; provided, however, that the Licensed Marks may, at any time and from time to time, be transferred to an Eligible SPV, provided that (i) Licensor's rights and obligations under this Agreement are assigned to such Eligible SPV, (ii) such Eligible SPV shall execute an instrument acknowledging its assumption of Licensor's rights and obligations under this Agreement and its agreement to be bound by the terms and conditions of this Agreement as Licensor and (iii) such Eligible SPV executes and delivers to Licensee a pledge agreement substantially similar to the pledge agreement executed by Licensor pursuant to
Section 10.9(b).

     Section 11.2. Non-Competition.

          (a) During the period commencing on the Effective Date and ending on the date that is 10 years following the Effective Date (the "Non-Compete Period"), neither Licensor nor Holdings shall, and Holdings shall cause its Subsidiaries (for so long as they remain its Subsidiaries) not to, directly or indirectly, engage, in the Territory, in the Authorized Brokerage Services, other than (i) sales of Artistically Significant Residences in auction format and (ii) in the performance of its obligations under this Agreement. If the foregoing, or any portion thereof, shall for any reason be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions thereof shall not be affected or impaired thereby and such remaining portions shall remain in full force and effect. Moreover, if any provision shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent allowable by applicable Law.

          (b) During the period commencing on the Effective Date and ending on the date that is three years following the Effective Date, neither Licensor nor Holdings shall, and Holdings shall cause its Subsidiaries (for so long as they remain Subsidiaries) not to, directly or indirectly:

               (i) cause or attempt to cause any employee of Licensee and any of its Affiliates, in each case who was an employee of SIR as of the Effective Date to terminate his or her employment with the Licensee and any of its Affiliates or otherwise engage or participate in any effort to induce any such employee to terminate his or her employment with the Licensee and any of its Affiliates; or

               (ii) hire, or solicit or attempt to hire (other than by general advertising), any employee of the Licensee and any of its Affiliates, in each case who was an employee of SIR as of the Effective Date, provided that nothing in this Section 11.2(b) shall prohibit Licensor or any Licensor Affiliate from hiring any such employee whose employment by Licensee or any of its Affiliates has been terminated for at least six months and who initiates, directly or indirectly, discussions with such Licensor or Licensor Affiliate regarding possible employment.


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

          (c) In the event that Holdings becomes Controlled by any Person who is not a Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) who Controls Holdings as of the Effective Date or a Taubman Family Member or such a group of Taubman Family Members (an "Acquiror") (such event, a "Holdings Change of Control"), then such Acquiror and such Acquiror's Affiliates (other than Holdings and its Subsidiaries) (the "Acquiror Group") shall neither provide nor offer any Authorized Brokerage Services under the Licensed Marks or the Sotheby's Mark. It is understood that the Acquiror Group is not prohibited from offering and providing Authorized Brokerage Services other than under any Licensed Mark or the Sotheby's Mark.

                                  ARTICLE XII

                        OWNERSHIP AND PROTECTION OF MARKS

     Section 12.1. Ownership of Marks. Licensee shall not (and no sublicense granted by Licensee shall represent or suggest otherwise) acquire any ownership interest in the Licensed Marks throughout the term of this Agreement or otherwise. Licensee acknowledges, and shall caused each sublicensee to acknowledge, that Licensor exclusively owns, and will continue to own, the Licensed Marks and all copyrights, trademarks, services marks, trade names and other intellectual property rights in and to them and all registrations relating to the foregoing. Licensee acknowledges, and shall cause each sublicensee to acknowledge, (a) the great value of the goodwill associated with the Licensed Marks and the Sotheby's Mark; (b) that all goodwill associated with the Licensed Marks and the Sotheby's Mark will inure to the benefit of Licensor; (c) that the Licensed Marks and the Sotheby's Mark have secondary meaning in the minds of the public and (d) that the nature of the businesses of Licensor requires public respect for and trust in the reputation and integrity of Licensor and the Licensor Affiliates.

     Section 12.2. Proprietary Materials. Licensor acknowledges that Licensee shall own worldwide in perpetuity the following materials (collectively "Proprietary Materials") created by or on behalf of Licensee or any Company Affiliate holding a sublicense for any Licensed Mark: (i) all artwork produced that bears any Licensed Mark ("Artwork"); (ii) all computer artwork incorporating graphic descriptions of any Licensed Mark ("Computer Art"); (iii) all photographs incorporating graphic descriptions of any Licensed Mark ("Photographs"); (iv) all derivative works based on any of the Licensed Marks, Computer Art, Photographs, or Artwork ("Derivative Works"); and (v) all copyrights and other intellectual property rights in, and all duplicates and copies of, the Artwork, Computer Art, Photographs and Derivative Works described in clauses (i) through (iv) except with respect to any Licensed Mark contained or embodied in any such Proprietary Materials. All Proprietary Materials, and the creation and any use thereof, shall be subject to the terms and conditions of this Agreement in all respects. Nothing contained in this Section 12.2 shall be construed to alter or modify the rights and interests of Licensor in and to the Licensed Marks.

     Section 12.3. Protection of Marks. Licensor will take all reasonable steps to maintain all registrations of the Licensed Marks, including any such registrations obtained pursuant to Section 10.1, in the Territory during the term hereof, to the extent such Licensed Mark is used by Licensee throughout the term hereof. Licensee will fully cooperate with Licensor, at Licensee's expense, in efforts to obtain, perfect and enforce Licensor's rights in the Licensed Marks.

     Section 12.4. No Registration by Licensee. Licensee shall not, and Licensee shall cause each Branded Owned Office and Company Affiliate not to, on its own behalf or on behalf of any other Person, in any jurisdiction in the Territory or any other country in the world, register or attempt to register as trademarks or service marks any of the Licensed Marks, any trademark or service mark that consists of or includes the Sotheby's Mark or any trademark or service mark that is confusingly similar thereto.

     Section 12.5. Infringement Actions.

          (a) Franchisee-Related Claims. In the event that any Branded Franchisee, Branded Broker Affiliate, or a Former Branded Franchisee-Affiliate, imitates, infringes, uses without authorization or dilutes, in the Territory, any Licensed Mark in connection with the offer or sale of Authorized Services or Excluded Services by such Branded Franchisee, Branded Broker Affiliate or Former Branded Franchisee-Affiliate:

               (i) Licensee shall have the sole right (subject to Section 12.5(a)(ii)) to commence or prosecute and control the disposition of any claims or suits against such Branded Franchisee, Branded Broker Affiliate or Former Branded Franchisee-Affiliate relative to such imitation, infringement, use without authorization or dilution (a "Franchisee Claim"). Holdings shall, and shall cause each Licensor Affiliate to, reasonably cooperate with and provide reasonable assistance to Licensee in connection with such Franchisee Claim, at Licensee's expense. Subject to Section 12.5(a)(ii), Licensee shall determine whether to take action and the type of action, if any, to take against such imitation, infringement, use without authorization or dilution.

               (ii) If Licensee determines that it will not commence or prosecute such Franchisee Claim within 60 days after Licensee has become aware thereof, (A) Licensee shall deliver to Licensor notice thereof, accompanied by a reasonable description of such Franchisee Claim and (B) Licensor shall have the right to compel Licensee to commence and prosecute such Franchisee Claim. The right to compel prosecution hereunder shall be exercisable by written notice to Licensee, and Licensee shall commence with reasonable diligence prosecute such claim within 60 days following receipt of notice of such demand from Licensor.

               (iii) Licensee shall be solely responsible for the fees and expenses (including attorneys' fees but not including any fees of co-counsel hired pursuant to the terms and conditions of Section 12.5(d)) incurred in connection with such Franchisee Claim.

               (iv) Licensee shall receive the full amount of any settlement made or damages awarded in or for such Franchisee Claim (it being understood that to the extent any such settlement or damages awarded is characterized as or deemed or otherwise treated as royalties and to the extent that Licensee has not previously paid Licensor a Fee with respect to such royalties pursuant to the terms and conditions of Section 5.1, then such amount shall be treated as Franchisee Covered Revenue and a Fee shall be paid thereon pursuant to the terms and conditions of Section 5.1).

          (b) Brokerage Service Provider Claims. In the event that any third party imitates, infringes, uses without authorization or dilutes, in the Territory, any Licensed Mark and


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

such third party (x) is not then a Branded Franchisee, Branded Broker Affiliate or Former Branded Franchisee-Affiliate and (y) is in the business of offering and selling Authorized Services:

               (i) Licensee shall have the sole initial right (subject to Section 12.5(b)(ii)) to commence or prosecute and control the disposition of a claim or suit relative to such imitation, infringement, use without authorization or dilution (a "Brokerage Service Provider Claim"). Holdings shall, and shall cause each Licensor Affiliate to, reasonably cooperate with and provide reasonable assistance to Licensee in connection with such Brokerage Service Provider Claim, at Licensee's expense. Subject to Section 12.5(b)(ii), Licensee shall determine whether to take action and the type of action, if any, to take against such imitation, infringement, use without authorization or dilution.

               (ii) If Licensee determines that it will not commence or prosecute such Brokerage Service Provider Claim within 30 days after Licensee has become aware thereof, (A) Licensee shall deliver to Licensor notice thereof accompanied by a reasonable description of such Brokerage Service Provider Claim and (B) Licensor shall have the right (but not the obligation) to commence or prosecute and control the disposition of such Brokerage Service Provider Claim. Parent shall, and shall cause each of its Affiliates to, reasonably cooperate with and provide reasonable assistance to Licensor in connection with such Brokerage Service Provider Claim, at Licensee's expense.

               (iii) Licensee shall be solely responsible for the fees and expenses (including attorneys' fees but not including any fees of co-counsel hired pursuant to the terms and conditions of Section 12.5(d)) incurred in connection with any Brokerage Service Provider Claim, whether commenced and prosecuted by Licensee or Licensor. In the case of any Brokerage Service Provider Claim commenced and prosecuted by Licensor, Licensee shall reimburse Licensor for such fees and expenses as incurred.

               (iv) Any settlement made or damages awarded in or for such Brokerage Service Provider Claim shall be applied first to reimburse Licensee for its fees and expenses paid pursuant to the terms and conditions of Section 12.5(b)(iii), and the remainder of such settlement or damages shall be divided equally between Licensee and Licensor.

          (c) Other Licensed Mark Claims. In the event that any third party imitates, infringes, uses without authorization or dilutes any Licensed Mark in the Territory and such third party (x) is not then a Branded Franchisee, Branded Broker Affiliate or Former Branded Franchisee-Affiliate and (y) is not in the business of offering and selling Authorized Services:

               (i) Licensor shall have the sole initial right (subject to Section 12.5(c)(ii)), in its sole discretion, to commence or prosecute and control the disposition of a claim or suit relative to such imitation, infringement, use without authorization or dilution (an "Other Licensed Mark Claim"). Parent shall, and shall cause each of its Affiliates to, reasonably cooperate with and provide reasonable assistance to Licensor in connection with such Other Licensed Mark Claim, at Licensor's expense. Subject to Section 12.5(c)(ii), Licensor shall determine whether to take action and the type of action, if any, to take against such imitation, infringement, use without authorization or dilution.

               (ii) If Licensor does not commence or prosecute such Other Licensed Mark Claim within 60 days after Licensor has become aware thereof, (A) Licensor shall deliver to Licensee written notice thereof accompanied by a reasonable description of such Other Licensed Mark Claim and (B) Licensee shall have the right to compel Licensor to commence and prosecute such Other Licensed Mark Claim. The right to compel prosecution hereunder shall be exercisable by written notice to Licensor, and Licensor shall commence and with reasonable diligence prosecute such claim within 60 days following receipt of notice of such demand from Licensee.

               (iii) Licensor shall be solely responsible for the fees and expenses (including attorneys' fees but not including any fees of co-counsel hired pursuant to the terms and conditions of Section 12.5(d)) incurred in connection with such Other Licensed Mark Claim.

               (iv) Licensor shall receive the full amount of any settlement made or damages awarded in or for such Other Licensed Mark Claim.

          (d) Retention of Co-Counsel. Each of Licensor and Licensee shall have the right to hire co-counsel at its sole expense in connection with, and to participate in the prosecution of, any claim or suit that it is not controlling and prosecuting and that is subject to Sections 12.5(a), (b) or (c).

          (e) Diligent Prosecution. In the event that Licensor or Licensee has commenced prosecution of any claim that is subject to Sections 12.5(a), (b) or
(c), and such Licensor or Licensee does not, or ceases to, conduct the prosecution of such claim or suit with reasonable diligence, then the other of Licensor or Licensee may apply to the court having jurisdiction over such claim or suit to assume control of the prosecution of such claim or suit.

          (f) Notice of Infringement. Each of Licensee and Licensor shall notify the other in writing reasonably promptly (and in no event later than 30 days) after becoming aware of any imitation, infringement, use without authorization or dilution of any Licensed Mark by any Person.

          (g) Reservation of Rights. Licensor reserves all rights with respect to any claim with respect to the imitation, infringement, use without authorization or dilution of any Mark owned by a Licensor Affiliate or in which any Licensor Affiliate holds rights or interests, whether or not a Licensed Mark or owned by Licensor, that is not expressly described in Sections 12.5(a), (b) or (c). It is understood and agreed by the parties that Licensor shall have the sole right to commence or prosecute and control the disposition of any claims or suits with respect to any such imitation, infringement, use without authorization or dilution, or choose not to so commence or prosecute, without any limitation hereunder, and Licensee shall not have any rights with respect to any such imitation, infringement, use without authorization or dilution or any such claim or suit.

     Section 12.6. Licensee Estoppel. Licensee shall not, and Licensee shall cause each Company Affiliate not to, at any time do, or permit to be done, any acts or things which would in any way challenge or impair the rights of Licensor in and to the Licensed Marks or which would be reasonably likely to adversely affect the validity of the Licensed Marks.


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

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Section 13.1. Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Licensor, Holdings and the Licensor Affiliates, the representatives and agents thereof, and each of the successors and assigns of any of the foregoing (but excluding for the avoidance of doubt any Broker Affiliate or franchisee or any sublicensee of Licensor other than an Affiliate thereof) (collectively, the "Licensor Indemnified Parties"), from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys' fees and expenses) ("Damages") suffered by any of the Licensor Indemnified Parties resulting from, arising out of, relating to or incurred with respect to (without duplication of any amounts paid pursuant to Section 7.3 of the Purchase Agreement):

               (i) any breach by Licensee of this Agreement (including in respect of any representation or warranty of Licensee as of the Effective Date); and

               (ii) any claim, suit, demand, investigation, proceeding, arbitration or litigation by a third party against any Licensor Indemnified Party resulting from, arising out of, relating to or incurred with respect to the business, operations, conduct, acts or omissions of Licensee or any Company Affiliate or any of their agents, Subsidiaries, Franchisees or sublicensees or any of their directors, officers, employees, sales agents, independent contractors or representatives, including (t) the offer and sale by any such Person or provision of or offer to provide by any such Person any Authorized Services and any matter relating thereto, (u) any other Mark of Licensee or any Company Affiliate or other Branded Operator that is combined with any Licensed Mark, to the extent of the portion of the combined Mark that is not the Licensed Mark, (v) any failure by any such Person to comply with any applicable Law (including any franchise Law and all Laws relating to the preparation, offering and contents of a Uniform Franchise Offering Circular and any other franchise disclosure or offering documents and any representations made to franchisees or prospective franchisees), (w) acts or omissions by any such Person after the Effective Date constituting fraud, tortious conduct, unfair trade practices, negligence or willful misconduct, or resulting in damage or destruction of property, injury, death, loss or other damages of any kind, (x) any agreement by or among Licensee or any Company Affiliate or any of their agents, Subsidiaries, Franchisees or sublicensees and any Owned Office, Branded Broker Affiliate (other than a Pre-Existing Broker Affiliate), Branded Franchisee or any other Person (other than a Pre-Existing Broker Affiliate) with respect to any Licensed Mark, including in each case any termination thereof after the Effective Date or breach thereof, (y) any agreement by or among Licensee or any Company Affiliate and any Pre-Existing Broker Affiliate (A) in existence prior to the Effective Date, including any termination thereof or breach thereof, except for any Damages described on Schedule D or (B) entered into after the Effective Date, including any termination thereof or breach thereof and (z) any co-marketing agreement between a Co-Marketer and Licensee or any Company Affiliate, or the offer or sale of any product or service of such Co-Marketer pursuant thereto or in connection therewith, except with respect to all of the foregoing clauses in this Section 13.1(ii), for those Losses for which Licensor has an obligation to indemnify a Licensee Indemnified Party pursuant to the terms of Section 13.2 (without giving effect to Section 13.3) or pursuant to the Purchase Agreement (without giving effect to Section 7.4 thereof).


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

     Section 13.2. Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless Licensee and the Company Affiliates, the representatives and agents thereof, and each of the successors and assigns of any of the foregoing (but excluding for the avoidance of doubt any Broker Affiliate or Franchisee or any other sublicensee of Licensee other than a Company Affiliate) (collectively, the "Licensee Indemnified Parties"), from and against any and all Damages suffered by any of the Licensee Indemnified Parties resulting from, arising out of, relating to or incurred with respect to (without duplication of any amounts paid pursuant to Section 7.2 of the Purchase Agreement):

               (i) any breach by Licensor of this Agreement (including in respect of any representation or warranty of Licensor as of the Effective Date, or with respect to the exercise of the Option with respect to any Option Territory, as of the date of license to the extent applicable);

               (ii) any third-party claim, suit, demand, investigation, proceeding, arbitration or litigation against any Licensee Indemnified Party that the use of any Registered Mark for the Applicable Registered Services in the Applicable Registered Country violates or infringes the trademark, copyright, right of publicity or privacy or other intellectual property rights of such third party except to the extent resulting from, arising out of, relating to or incurred with respect to (x) any use of any Licensed Mark by any Person in breach of this Agreement or any sublicense,
     (y) any combination of any Licensed Mark with any other Mark or (z) the provision of any service or product other than the Applicable Registered Services in the Applicable Registered Country under the Registered Mark corresponding thereto; and

               (iii) any claim, suit, demand, investigation, proceeding, arbitration or litigation by a third party against any Licensee Indemnified Party resulting from, arising out of, relating to or incurred with respect to the business, operations, conduct, acts or omissions of Licensor, any Licensor Affiliate or any of their agents, Subsidiaries, Affiliates, franchisees or sublicensees conducting business under the Sotheby's Mark in connection with any service other than the Authorized Services (which shall not include the business, operations, conduct, acts or omissions of any Licensee Indemnified Party or any direct or indirect sublicensee, franchisee, Affiliate or agent of Licensee), and any matter relating thereto, including (x) any failure of any such Person to comply with any applicable Law and (y) acts or omissions of any such Person constituting fraud, tortious conduct, unfair trade practices, negligence or willful misconduct, or resulting in damage or destruction of property, injury, death, loss or other damages of any kind, except with respect to all of the foregoing for those Damages for which Licensee has an obligation to indemnify a Licensor Indemnified Party pursuant to the terms of clause (i) of Section 13.1 (without giving effect to Section 13.3).

     Section 13.3. Limitations on Indemnification. Anything contained in this Agreement to the contrary notwithstanding:

          (a) in no event shall Licensee be liable for, or required to make any payment pursuant to, clause (i) of Section 13.1, with respect to any breach of any representation or warranty of Parent and Licensee (other than with respect to any breach or inaccuracy in any of the representations and warranties of Parent and Licensee set forth in Section 8.2(a) which shall not be subject to the Licensee Deductible Amount), for any indemnifiable Damages suffered by the Licensor Indemnified Parties unless and until the aggregate dollar amount of all such Damages, taken together with the aggregate dollar amount of all indemnifiable Damages suffered by the Seller Indemnified Parties (as such term is defined in the Purchase Agreement) under clause (i) of Section 7.2 of the Purchase Agreement exceeds $1,000,000 (the "Licensee Deductible Amount"), and then only to the extent of such excess, provided that Damages indemnified hereunder in respect of claims made by the Licensor Indemnified Parties with respect to breaches or inaccuracies in the representations or warranties set forth in Section 8.2(a), and Damages indemnified under the Purchase Agreement in respect of claims made by the Purchaser Indemnified Parties (as defined in the Purchase Agreement) with respect to breaches or inaccuracies in the representations or warranties of Sellers (as defined in the Purchase Agreement) set forth in Sections 4.1, 4.2, and 4.6 and 4.7 of the Purchase Agreement, shall be disregarded for purposes of determining whether the aggregate Damages exceed the Licensee Deductible Amount as described above;

          (b) in no event shall Licensor be liable for, or required to make any payment pursuant to, clause (i) of Section 13.2, with respect to any breach of any representation or warranty of Licensor (other than with respect to any breach or inaccuracy in any of the representations and warranties of Licensor set forth in Section 8.1(a)) which shall not be subject to the Licensor Deductible Amount), for any indemnifiable Damages suffered by the Licensee Indemnified Parties unless and until the aggregate dollar amount of all such Damages, taken together with the aggregate dollar amount of all indemnifiable Damages suffered by the Purchaser Indemnified Parties (as such term is defined in the Purchase Agreement) under clause (i) of Section 7.3 of the Purchase Agreement exceeds $1,000,000 (the "Licensor Deductible Amount"), and then only to the extent of such excess, provided that Damages indemnified hereunder in respect of claims made by the Licensee Indemnified Parties with respect to breaches or inaccuracies in the representations or warranties set forth in
Section 8.1(a), and Damages indemnified under the Purchase Agreement in respect of claims made by the Seller Indemnified Parties (as defined in the Purchase Agreement) with respect to breaches or inaccuracies in the representations or warranties set forth in Section 3.1, 3.2, 3.10(c), 3.19, 3.21 and 3.22 of the Purchase Agreement, shall be disregarded for purposes of determining whether the aggregate Damages exceed the Licensor Deductible Amount as described above;

          (c) in no event shall Licensor or Licensee be liable for, or required to make any payment pursuant to, Sections 13.1 or 13.2 (i) to the extent arising out of any indemnifiable matter unless a claim therefor is asserted specifying in good faith, in reasonable detail and in writing by the applicable Licensor Indemnified Party or Licensee Indemnified Party, as the case may be, within the time period that such indemnifiable matter survives in accordance with Section 13.4, failing which such claim shall be waived and extinguished, (ii) to the extent arising out of any legislation not in force as of the Effective Date or any change of Law or administrative practice, which takes effect retroactively to periods prior to the Effective Date, (iii) which are merely estimates of Damages and not actual Damages or (iv) to the extent that the indemnifiable Damages have been incurred as a result of any failure by the Licensor Indemnified Party or Licensee Indemnified Party, as the case may be, to mitigate such Damages as required by applicable law; and


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

          (d) in no event shall Licensor or Licensee be liable for any damages of the type described in Section 16.2.

     Section 13.4. Survival of Representations and Warranties. Each of the representations and warranties made by the parties in this Agreement shall terminate on March 31, 2006; provided, however, that (i) the representations and warranties contained in Sections 8.1(a) and (d) and Section 8.2(a) shall remain in full force and effect without termination. In the event notice of any claim for indemnification under Sections 13.1(i) or 13.2(i) of this Agreement shall have been given (within the meaning of Section 13.5) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claims until such time as such claim is finally resolved.

     Section 13.5. Notice and Resolution of Claim.

          (a) The Licensor Indemnified Parties or the Licensee Indemnified Parties to be indemnified hereunder (each, an "Indemnified Party"), as the case may be, shall promptly give written notice to the indemnifying party (the "Indemnifying Party") after obtaining knowledge of any third party claim against the Indemnified Party as to which recovery may be sought against the Indemnifying Party because of the indemnities set forth in Sections 13.1 or 13.2, specifying in good faith and in reasonable detail the third party claim including, to the extent reasonably practicable, an estimate of Damages claimed, and the basis for indemnification; provided, that the failure of an Indemnified Party promptly to notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations under this Article 13 except to the extent the Indemnified Party's failure to so notify in breach of this Section 13.5 actually prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of any such third party claim at its own cost and expense with counsel selected by the Indemnifying Party (as to which the Indemnified Party has not promptly and reasonably objected) by giving written notice to the Indemnified Party of its intention to assume such defense within the lesser of (i) thirty (30) days after notice thereof has been given to the Indemnifying Party, and (ii) five (5) Business Days prior to the date required to answer or respond to any such claim (the "Election Period"). Commencing on the beginning of and during the Election Period, the Indemnified Party agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Indemnified Party to substantiate the third party claim, as well as any other information bearing thereon reasonably requested by the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Party of its election to assume the defense of any such third party claim within the Election Period, then the Indemnified Party shall defend or settle such third party claim in a diligent and commercially reasonable manner and in good faith and may settle such third party claim on such terms as the Indemnified Party may deem appropriate; provided, however, that such Indemnified Party shall not, in defense of such a third party claim, be permitted to admit any liability with respect to, or consent to the entry of any judgment or enter into any settlement with respect to, any such third party claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and the Indemnifying Party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an Indemnified Party without such prior written consent of the Indemnifying Party. An Indemnifying Party may participate in (but not control) any defense assumed by an Indemnified Party pursuant to this Section 13.5(a), and an Indemnifying Party will bear its own


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

costs and expenses with respect to such participation. Notwithstanding the foregoing, an Indemnifying Party shall have the right to assume the defense of such third party claim at any time prior to settlement, compromise or final determination thereof; provided, however, that an Indemnifying Party shall pay all fees and expenses incurred by an Indemnified Party prior to such Indemnifying Party's assumption of such defense.

          (b) If the Indemnifying Party assumes the defense of any such third party claim, the obligations of the Indemnifying Party under this Article 13 shall include taking all steps deemed necessary by the Indemnifying Party, acting in good faith, in the investigation, defense or settlement of such third party claim (including the retention of legal counsel) and the Indemnifying Party shall, as a condition to assuming such defense, acknowledge that it will hold the Indemnified Party harmless from and against any and all Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in such claim (subject to the applicable deductibles and limitations set forth in Section 13.4). The Indemnifying Party shall notify the Indemnified Party as to the existence of any offers to settle such third party claim, and the Indemnifying Party shall not settle a third party claim if to the knowledge of the Indemnifying Party (after notifying and consulting with the Indemnified Party) such action would reasonably be expected to have a materially adverse impact on the Indemnified Party; otherwise the Indemnifying Party shall have full control of such defense and settlement, including any compromise or settlement thereof; provided, however, that such Indemnifying Party shall permit the Indemnified Party to participate in (but not control) such defense or settlement through separate counsel chosen by such Indemnified Party, with the fees and expenses of such participation and separate counsel borne solely by such Indemnified Party. The Indemnifying Party shall not, in the defense of a third party claim, make any payment of any of such claims, consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the judgment or proposed settlement (i) involves only the payment of money damages and does not involve any finding or admission of any violation of law, (ii) includes, as an unconditional term thereof, a release of such Indemnified Party given by the claimant or the plaintiff from any liabilities arising from such third party claim, and (iii) does not impose an injunction or other equitable relief, directly or indirectly, upon such Indemnified Party or result in an admission of any wrongdoing by the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

          (c) Indemnified Parties and Indemnifying Parties shall cooperate reasonably in all aspects of any investigation, defense, pre-trial activities, trial compromise, settlement or discharge of any third party claim, including, without limitation, by providing the other party with reasonable access to employees, directors and officers (as witnesses) and other information.

          (d) All indemnity payments owed under this Article 13 ("Indemnity Payments"), shall be paid in immediately available funds within ten (10) Business Days after final determination (which is final in the sense that it is no longer subject to appeal) and written request therefor by the Indemnified Party. All such Indemnity Payments shall be made to the accounts and in the manner specified in writing by the party entitled to such Indemnity


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

Payments. Any amounts that are not paid within such ten day period shall accrue interest at the Prime Rate on the date such payment is due.

          (e) In the event of any conflict between Section 12.5 and this Article 13, Article 13 shall govern.

                                  ARTICLE XIV

                             DEFAULT AND TERMINATION

     Section 14.1. Termination. Licensor, at its option and in its sole discretion, may immediately terminate this Agreement, upon or at any time after the occurrence of any of the following events:

          (a) Licensee attempts to assign any of its rights under this Agreement or any interest herein knowingly in contravention of Article 17 hereof;

          (b) Licensee or Parent files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it or it becomes insolvent or makes an assignment for the benefit of its creditors or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets;

          (c) a court of competent jurisdiction issues a non-appealable, final judgment that either Licensee or Parent is in breach of any payment obligation hereunder, and has failed to cure such breach within 60 days following the date of issuance of such non-appealable, final judgment;

          (d) a court of competent jurisdiction issues a non appealable, final judgment that Licensee has committed a pattern of multiple material breaches, that Licensee knew or should have known about at the time of committing such breaches, of Section 7.1(a), 7.1(b) or 7.1(c) of this Agreement, that collectively have had a material adverse effect on the goodwill associated with the Sotheby's Mark, which breaches shall not have been cured within 60 days after the date of issuance of such non-appealable, final judgment;

          (e) any Licensee or any Company Affiliate (i) begins to offer or sell services as, or enters into an affiliation, license or similar agreement with respect to real estate brokerage services with, an Auction House in the Territory or any other country in the world, other than Licensor or any Licensor Affiliate or (ii) is or becomes, in part or in whole, an Auction House (whether operating in the Territory or any other country in the world), or any Licensee or any Company Affiliate enters into any arrangement which would effect any of the foregoing, and has failed to either (x) terminate any agreement, or cease offering or selling services, referenced in clause (i) of this Section 14.1(e) within 60 days following Licensee's or Parent's notice (whether constructive or actual) that such agreement has been entered into, or such services have begun to be offered or sold or (y) use reasonable best efforts to divest as soon as reasonably practicable any of its assets constituting, individually or collectively, an Auction House referred to in clause (ii)


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

     (Licensee to use and to cause each Company Affiliate to use reasonable best efforts to cause any such divestiture to occur within six months of the event described in clause (ii));

          (f) Parent, Licensee, any Company Affiliate or any other Person acting in the name of or on behalf of Parent, Licensee or any Company Affiliate, or the estate of any of the foregoing, including any receiver, custodian, trustee (including any trustee in bankruptcy) and any successor in interest or assignee of any of the foregoing, disclaims the enforceability of the Guarantee or otherwise asserts a defense to the enforceability of the Guarantee (and such assertion is not withdrawn prior to the earlier of (i) the time at which a responsive pleading is due to be filed under applicable law or (ii) 10 days); or

          (g) Licensee discontinues all use of all of the Licensed Marks for a period of twelve consecutive months.

     Section 14.2. Effect of Termination.

          (a) Upon termination of this Agreement:

               (i) except as otherwise provided in Section 14.2(a)(iii) below, the right of Licensee and each Company Affiliate and sublicensee to use the Licensed Marks shall immediately terminate, provided that Licensee shall have a reasonable period of time (not to exceed 180 days) to de-identify each Branded Owned Office and Company Affiliate, and the services offered thereby and by it, with respect to the Licensed Marks, and Licensee shall, and shall cause each Company Affiliate to, promptly take and cause to be taken all actions reasonably necessary to effect such de-identification;

               (ii) Licensee shall, and shall cause each Company Affiliate to, and shall use commercially reasonable efforts to cause any other sublicensee of any Licensed Mark to, promptly cease using any Licensed Mark in any corporate or trade name and shall take all actions required to effect a change in such corporate or trade name;

               (iii) other than in the case of termination of this Agreement pursuant to Article 4, each sublicense granted by a Licensee to a Branded Broker Affiliate or Branded Franchisee pursuant to the terms of this Agreement shall continue to be valid and in effect (and a non-exclusive license of the Licensed Marks to Licensee shall remain in effect solely to the extent necessary to allow such sublicense to remain in effect) for the remainder of the term of each Branded Franchise Agreement or Broker Affiliate Agreement in effect (such period, the "Franchise Wind-Down Period"), it being understood that all Franchisee Covered Revenue relating to the Franchise Wind-Down Period shall be subject to Fees pursuant to the terms and conditions of Article 5 as if during the term of this Agreement and that all other applicable terms and conditions in this Agreement, including Sections 7.4 and 7.5, shall continue in effect for the duration of the Franchise Wind-Down Period; and provided that, during such Franchise Wind-Down Period, Licensee and its Affiliates may seek to re-affiliate any such Branded Franchisees or Broker Affiliate in its discretion with any other franchise brands of Licensee and its Affiliates (but such Branded Franchisee's or Branded Broker Affiliate's sublicense to any Licensed Mark shall nevertheless terminate upon the later of termination of the respective Branded Franchise


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

Agreement or Broker Affiliate Agreement or termination of any post-termination wind-down period (including mandatory renewal periods) required by applicable Law or provided for in any such Branded Franchise Agreement or Broker Affiliate Agreement);

               (iv) Licensee shall, and shall cause each Company Affiliate to, cause the non-renewal of each Branded Franchise Agreement, except and solely to the extent prohibited by applicable Law;

               (v) the registration for any domain name consisting of both a Licensed Mark and an Eligible Mark shall be cancelled within 60 days following termination of this Agreement; and

               (vi) except to the extent expressly provided otherwise by Sections 14.2(a)(i) through (iv), all rights and obligations of any party under this Agreement shall terminate and be of no further force and effect, except that (A) the agreements and covenants of the parties contained in Articles 5, 9, 13, 15, 16, 19 and 20 and Sections 12.1, 12.2, 12.4 and 12.6 shall survive termination of this Agreement for the period stated therein (or indefinitely if no such period is set forth) and (B) the agreements and covenants of Licensee set forth in Section 7.3(a)(i) shall survive for ten years from the end of the Franchise Wind-Down Period.

          (b) Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any party prior to such termination.

          (c) In the event of termination of this Agreement as a result of the occurrence of an event described in Section 14.1(b), no assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business may continue this Agreement or exploit or in any way use any Licensed Mark.

          (d) Notwithstanding any other provision of this Agreement, Licensor acknowledges and agrees that this Agreement may not be terminated except as expressly set forth in Section 14.1.

                                   ARTICLE XV

                          REVIEW COMMITTEE AND LIAISONS

     Section 15.1. Formation. Licensee, on the one hand, and Licensor, on the other, shall establish a committee (the "Review Committee") for the purpose of discussing the parties' respective businesses conducted in connection with this Agreement, those certain other matters contemplated hereby, including as set forth in Section 15.2, and such other matters relating to this Agreement, including disputes hereunder, as the parties may desire to raise with one another. Licensee and Licensor shall have the right to appoint an equal number of representatives to the Review Committee, which shall not exceed two representatives, respectively, unless the parties agree otherwise. The parties' representatives to the Review Committee shall be officers who (a) have responsibility for, and familiarity with, in the case of Licensee, Licensee's business and operations under the Licensed Marks and, in the case of Licensor, Licensor and the Licensor Affiliates' business as it relates to matters contemplated by this Agreement and (b) the requisite


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

authority within their respective organizations to make decisions with respect to those business and non-legal matters customarily addressed by the Review Committee. Licensee, on the one hand, and Licensor, on the other, may replace its respective representatives to the Review Committee from time to time by giving notice to the other party.

     Section 15.2. Responsibilities. The Review Committee shall meet once approximately every six months until December 31, 2006, and annually thereafter during the term of this Agreement. Without limiting the generality of the foregoing, in connection with and in view of the long-term nature of the License Agreement and changes which may occur in Law or in the marketplace in the future, in the event that either party proposes amendments in good faith to this Agreement to address any such change to the extent the change would or does result in a material diminishment of the benefits of this Agreement from those that would have been realized by such party without such change, the Review Committee shall discuss and consider such changes and proposed amendments in good faith and the Review Committee shall serve as a non-exclusive forum in which the parties shall negotiate in good faith regarding any such proposed changes; provided that no party hereto shall be obligated to agree to any change to this Agreement and nothing in this Section 15.2 shall modify or limit the terms and conditions of Section 20.3. The Review Committee shall also discuss ways in which each party may benefit from the client base of the other party in marketing or cross-marketing their respective services. The Review Committee shall establish its own procedures with respect to the conduct of its meetings, provided that Licensee, on the one hand, and Licensor, on the other, shall propose any matters for the agenda of each meeting of the Review Committee reasonably in advance by notice to the members of the Review Committee. The parties shall in good faith coordinate with one another to establish the schedule of meetings for the Review Committee as contemplated by this Section 15.2.

     Section 15.3. Liaisons. In supplement to, and without limiting the scope and purposes of, the Review Committee, the parties desire that Licensor and Licensee each designate an officer thereof to act as a liaison to the other parties for purposes of facilitating communications by and among the parties in connection with matters relating to this Agreement and addressing business issues and disputes between the parties and issues involving mutual clients that may arise during the term. Licensor and Licensee covenant and agree that its liaison under this Section 15.3 shall have the requisite authority to address the issues and disputes that may be communicated to such liaison, including direct access to senior-level management of Licensee and Licensor, as applicable, as necessary. Licensor and Licensee shall each designate their respective liaisons under this Section 15.3 by written notice to the other parties, which notice shall include the relevant contact information for such liaison. Licensor and Licensee shall have the right to replace its liaison from time to time and designate a replacement liaison who meets the criteria for a liaison contemplated by this Section 5.13, upon notice to the other parties. Licensor shall and shall cause each Licensor Affiliate and the Licensor Liaison, and Licensee shall and shall cause each Company Affiliate and the Licensee Liaison, to cooperate with one another to ensure that they each respond to any matter raised by another party hereunder, including by its liaison, with due regard for the magnitude and time requirements of such matter and, with respect to matters relating to any mutual client regarded by Licensor or Licensee as a very important client, on an extremely expedited basis.


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

     Section 15.4. Winding Down. This Article 15 shall survive termination of this Agreement, for the purpose of monitoring, and otherwise coordinating with respect to, the matters contemplated in Section 14.2, and shall thereafter terminate when the obligations of the parties under Section 14.2 have been fulfilled.

     Section 15.5. Non-Exclusive Role. Nothing in this Article 15, including the formation of the Review Committee, its purposes or the designation of the liaisons hereunder, shall in any way limit or modify Section 16.1.

                                  ARTICLE XVI

                                CERTAIN REMEDIES

     Section 16.1. Specific Performance.

          (a) The parties agree that if any of the material provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

          (b) With respect to any material breach or default under this Agreement by Licensee and without limiting in any way the obligation of Licensor to establish such breach, Licensee hereby waives any defense to (other than as to Licensor's ability to establish its likelihood of success on the merits), and to that extent consents to, the order of specific performance and the entry of preliminary and permanent injunctive relief against Licensee barring such nonperformance or breach and imposing reasonable measures to prevent further nonperformance or breach.

          (c) This Section 16.1 shall not in any way limit any remedy that any party may have at law or in equity, and no party shall be required to pursue its rights under this Section 16.1 prior to pursuit of any other remedy at law or in equity. The remedies provided for in this Agreement are cumulative and not exclusive.

     Section 16.2. Limitation of Remedies. None of the parties hereto shall be liable to any other party for any indirect, special, incidental, consequential, exemplary or punitive damages, or for lost profits, unrealized expectations or other similar terms, claimed by such other party resulting from such first party's breach of its obligations, agreements, representations or warranties hereunder, provided that nothing in this Section 16.2 shall preclude any recovery by a party entitled to indemnification pursuant to Article XIII for such Damages payable to any third party as a result of a third party claim.

     Section 16.3. DISCLAIMER OF WARRANTIES. OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 8.1, LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED MARKS AND THE OTHER MATTERS CONTEMPLATED BY THIS AGREEMENT, INCLUDING (A) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (B) ANY WARRANTY WITH RESPECT TO THE VALIDITY OR


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ENFORCEABILITY OF, OR OF ANY NON-INFRINGEMENT RELATING TO, THE USE OF ANY
LICENSED MARK IN CONNECTION WITH ANY AUTHORIZED ANCILLARY SERVICE AND (C) ANY WARRANTY ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE.

                                  ARTICLE XVII

                                   ASSIGNMENT

     Section 17.1. Assignments Generally. The rights granted to Licensee hereunder are personal in nature. Licensee may not assign, sublicense or otherwise transfer any of its rights under this Agreement or other interests herein other than as expressly provided by Article II and 17.2, and any such attempted assignment, sublicense or other transfer, whether voluntary or by operation of law, directly or indirectly, shall be void and of no further force and effect.

     Section 17.2. Permitted Assignment. Licensee may assign its rights and obligations under this Agreement in their entirety (but not in part) to (a) a Company Affiliate or (b) a Person who (i) acquires (whether by stock purchase, merger, asset purchase, reorganization, consolidation or in any other form of transaction) all or substantially all of (x) the business of Licensee and the Company Affiliates with respect to this Agreement and of any Company Affiliate that is a Branded Operator (such business all taken as a whole) (as it exists on the date of such assignment), (y) the Licensee Brokerage Business or (z) Licensee's Residential Real Estate franchise business and (ii) agrees with Licensor, in writing, to be bound as a "Licensee" under this Agreement; provided that any assignment to any Person that primarily operates an Auction House Business (whether or not in the United States) or is an Affiliate of any such Person shall require the prior written consent of Licensor.

     Section 17.3. Deemed Assignment. For purposes of this Agreement, the following events shall be deemed to be an "assignment" (provided that a permitted assignment shall have not theretofore occurred pursuant to the provisions of Section 17.2):

          (a) Licensee ceases to be, directly or indirectly, wholly-owned by Parent; and

          (b) Licensee sells or otherwise disposes of or transfers all or substantially all of its assets to any Person.

     Section 17.4. Assignment of Rights to Fees. Following the twelfth anniversary of the Effective Date and at any time thereafter during the term, Licensor shall have the right to assign to any Person, Licensor's right to receive payment of all Fees due and payable thereafter (including any Minimum Amount if applicable); provided, that, only in the case of any proposed assignment to a Person that is not a Licensor Affiliate, not less than 30 days prior to any such proposed assignment, Licensor shall deliver notice to Licensee of Licensor's intention to assign such right to receive License Fees hereunder, and during such 30-day period Licensee shall have the right to make an offer to be the assignee of such right. Licensor shall not be under any obligation to accept any offer so received from Licensee and may reject any such offer in its sole discretion. At any time following the expiration of the 30-day period following notice from


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

Licensor, Licensor shall be free to enter into any arrangement with any third party on any terms with respect to the assignment of rights referenced above.

     Section 17.5. Effect of Assignment. No assignment by any party hereto of any rights or interests hereunder shall increase the indemnifiable Damages for which an Indemnifying Party may seek indemnification hereunder, or otherwise increase any obligations hereunder of the non-assigning party (it being understood that no such rights or interests may be assigned except as expressly permitted by this Agreement).

                                 ARTICLE XVIII

                      OPTION RELATING TO FOREIGN TRADEMARKS

     Section 18.1. Grant of Option. Pursuant to the terms and conditions of this Agreement, during the five-year period commencing on the Effective Date (the "Option Period"), Licensee shall have the option (the "Option") to (i) license the Licensed Marks for use solely for the offer and sale of Authorized Services, on the terms provided herein, in the Option Territory and (ii) to the extent permitted by applicable Law and Licensor's obligations under applicable agreements of Licensor and the Licensor Affiliates, acquire (a "Foreign Operations Sale") on an "as is, where is" basis and without warranties, either Licensor's brokerage operations (to the extent not then shut down) in the Option Territory or the franchise and affiliation agreements, if any, to which Licensor is a party at the time of such exercise of the Option.

     Section 18.2. Maintenance of Registration; Limitation.

          (a) Licensor shall have no obligation to maintain (i) its business operations relating to any Licensed Mark in any country in the Option Territory or (ii) its use of any Licensed Mark in any country in the Option Territory except with respect to the filings contemplated under Section 18.2(b). In connection with the foregoing, the parties acknowledge that Licensor and the Licensor Affiliates intend to cease conducting residential real estate brokerage services in the Option Territory, and nothing in this Agreement is intended by the parties, nor shall it be interpreted to prevent, Licensor or any Licensor Affiliate from reducing the scope of or ceasing such operations in any country or otherwise restrict the conduct of such operations, except as provided herein.

          (b) Subject to Section 18.2(a), if requested by Licensee at any time during the Option Period, Licensor shall make any filing and pay any filing fee in connection with the maintenance of the Licensed Marks, to the extent permitted by applicable Law, provided that Licensee shall reimburse Licensor for its expenses in connection therewith, including all filing fees and attorneys' fees.

     Section 18.3. Exercise of Option.

          (a) The exercise price to be paid by Licensee upon any exercise of the Option shall be $1.00 for each country in the Option Territory covered by such exercise.

          (b) Each exercise of the Option shall be in writing, accompanied by payment in full of the applicable exercise price. Licensee shall have the right to exercise the Option from


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

time to time during the Option Period, with respect to one or more countries in any single exercise. Licensee shall retain the right to any additional partial exercise during the Option Period, or any exercise of the Option with respect to the remainder of the countries in the Option Territory, for the remaining balance of the Option Period.

          (c) Following any exercise of the Option, Licensor and Licensee shall use commercially reasonable efforts to obtain (at Licensee's expense) any consents, authorizations, approvals, permits or licenses and submission of all filings, declarations, registrations or notices as are necessary or advisable under applicable Law, including antitrust Laws ("Option Consents and Filings"). With respect to any exercise of the Option with respect to Germany, the approval of the German Federal Cartel Office or the confirmation by the German Federal Cartel Office that no filing is required shall be among the Option Consents and Filings.

          (d) Following any exercise of the Option, Licensor shall use commercially reasonable efforts to file (at Licensee's expense) a trademark registration application with respect to the Licensed Marks in each country with respect to which the Option is being exercised, to the extent not already registered (including at Licensee's request prior to such time). The procedures for preparing, filing and prosecuting each such trademark registration application shall be those applicable to the registration of Licensed Marks in the Option Territory. Licensor will establish (at Licensee's expense) an Eligible SPV in (i) the United States, (ii) in the country with respect to which the Option has been exercised (to the extent permitted by applicable Law), (iii) the country in which the Licensed Marks with respect to which the Option is being exercised are held at the time of exercise or (iv) such other jurisdiction as Licensor reasonably determines, and shall file such trademark registration application in the name of such Eligible SPV (after effecting any necessary transfers of rights to such Eligible SPV).

          (e) Following (x) the receipt by Licensor of a certificate of registration from the applicable Governmental Authority with respect to each such trademark registration application and (y) the receipt or submission of any Option Consents and Filings as are necessary or advisable under applicable Law, the parties will in good faith prepare and enter into an addendum or joinder agreement to this Agreement:

               (i) reflecting the application of the terms and conditions of this Agreement to the use of the Licensed Marks in the country or countries with respect to which the Option is being exercised, including with respect to quality control matters and the representations and warranties of each of the parties with respect to the Licensed Marks as of the date of the entering into of such addendum or joinder agreement, and the survival of such representations and warranties for a period of two years thereafter;

               (ii) amending Schedule C to reflect as part of the Territory under this Agreement the addition of such country with respect to which the Option has been exercised;

               (iii) providing that Fees shall accrue with respect to Covered Revenue Earned from Authorized Brokerage Services in such country or countries, as provided herein;

               (iv) containing such other modification to the terms of this Agreement and additional terms and conditions as may be reasonably necessary to comport with the


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

applicable Law of the country or countries with respect to which the Option is being exercised, to permit Licensor and its Affiliates to comply with any remaining contractual obligations of Licensor and the Licensor Affiliates with respect to the Licensed Marks in such country or countries (including any then-existing broker affiliate agreements) and to accomplish the purposes of this Article 18 and the intentions of the parties without affecting the financial and legal substance of the matters contemplated by this Agreement in a way that is materially adverse to any party; and

               (v) otherwise evidencing the agreement of such Eligible SPV to be bound by the terms and conditions of this Agreement as a Licensor hereunder, subject to the foregoing clauses (i) through (iv), including with respect to modifications and additions to the terms and conditions of this Agreement.

          (f) In the event that Licensee exercises the Option with respect to any Foreign Operations Sale, following the receipt by Licensor of any Option Consents and Filings as are necessary or advisable under applicable Law with respect to such Foreign Operations Sale, the parties will in good faith prepare and enter into a separate agreement effecting such Foreign Operations Sale on an "as is, where is" basis and without warranties, and as otherwise contemplated by this Section 18.3; provided that any Foreign Operations Sale shall be conditioned upon the simultaneous or prior grant of the license for the Licensed Marks (pursuant to Section 18.3(e)) in the country in which the assets covered by such Foreign Operations Sale are located.

     Section 18.4. Covenant of Licensor Following Exercise. Following each exercise of the Option, Licensor shall (unless otherwise agreed by Licensor and Licensee), wind-up as promptly as practicable (and in any event within 180 days) all residential real-estate brokerage operations in the country with respect to which the Option is being exercised, including termination of then-existing broker affiliate agreements and franchise agreements to the extent not being assigned to Licensee pursuant to a separate agreement, with respect to such country, subject to the requirements of applicable Law in such country and the contractual and legal obligations of Licensor and the Licensor Affiliates in such country.

     Section 18.5. Negative Covenants of Licensor With Respect to Option Territory. During the term of this Agreement, Holdings and Licensor shall not, and Holdings shall cause the Licensor Affiliates (for so long as they remain Licensor Affiliates) not to, without the consent of Licensee, (a) enter into any new master franchise agreement or affiliation agreement with respect to the use of (i) any Licensed Mark or (ii) the Sotheby's Mark for the offer and sale of Authorized Services in any country in the Option Territory, other than Timeshare Brokerage Services and sales of Artistically Significant Residences in auction format and (b) sell, dispose or otherwise transfer to any Person, other than to an Eligible SPV, or grant a license to any Person to use, (x) any Licensed Mark or (y) the Sotheby's Mark for the offer and sale of Authorized Services, in any country in the Option Territory, other than Timeshare Brokerage Services and sales of Artistically Significant Residences in auction format.

     Section 18.6. Ownership of Marks. Licensee acknowledges that the direct ownership of any Licensed Mark with respect to any country in the Option Territory may be held by a Licensor Affiliate. In the event that Licensee shall exercise the Option with respect to a country


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

in the Option Territory for which the Licensed Marks are held by a Licensor Affiliate, Licensor shall cause such Licensor Affiliate to execute the respective addendum and/or joinder agreement for the purpose of effecting the grant of the license of the Licensed Marks as contemplated herein.

                                   ARTICLE XIX

                                    GUARANTEE

     Section 19.1. Guarantees. (a) Parent hereby unconditionally and absolutely guarantees (this "Guarantee"), as a primary obligor and not merely as surety, the full and punctual payment and performance of all debts, obligations and liabilities (including in respect of Fees and referral fees), whether such obligations are direct or indirect, absolute or contingent, now existing or subsequently arising, primary or secondary, now due or hereafter falling due, monetary or otherwise, of Licensee under this Agreement, together with all costs of collection, compromise or enforcement, including reasonable attorneys' fees, incurred with respect to any such debt, obligations or liabilities, or with respect to this or any other guaranty of any of them, or with respect to a proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Licensee or Parent, together with interest on all such costs of collection, compromise or enforcement from the date arising (collectively, the "Obligations"). Parent further agrees that its liability under the Guarantee shall not be discharged, impaired, diminished or otherwise affected by any (a) extension, settlement, modification, compromise, waiver, release or renewal of any Obligation, in whole or in part or (b) any modification or amendment or supplement to this Agreement. The Guarantee is a continuing guarantee, which shall apply to all Obligations which now exist or subsequently arise, whether or not notice of such Obligations is given to Parent, whether or not any or all prior Obligations had been fully paid, performed and observed before any such Obligation arose, and notwithstanding Holdings' dissolution.

          (b) Holdings hereby unconditionally and absolutely guarantees (this "Holdings Guarantee"), as a primary obligor and not merely as surety, the full and punctual payment and performance of all debts, obligations and liabilities (including in respect of referral fees), whether such obligations are direct or indirect, absolute or contingent, now existing or subsequently arising, primary or secondary, now due or hereafter falling due, monetary or otherwise, of Licensor under this Agreement, together with all costs of collection, compromise or enforcement, including reasonable attorneys' fees, incurred with respect to any such debt, obligations or liabilities, or with respect to this or any other guaranty of any of them, or with respect to a proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership, arrangement or reorganization law or an assignment for the benefit of creditors concerning Licensor or Holdings, together with interest on all such costs of collection, compromise or enforcement from the date arising (collectively, the "Holdings Obligations"). Holdings further agrees that its liability under the Holdings Guarantee shall not be discharged, impaired, diminished or otherwise affected by any (a) extension, settlement, modification, compromise, waiver, release or renewal of any Holdings Obligation, in whole or in part or (b) any modification or amendment or supplement to this Agreement. The Holdings Guarantee is a continuing guarantee, which shall apply to all Holdings Obligations which now exist or subsequently arise, whether or not notice of such Holdings Obligations is given to Holdings,


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

whether or not any or all prior Holdings Obligations had been fully paid, performed and observed before any such Holdings Obligation arose, and notwithstanding Parent's dissolution.

     Section 19.2. Waiver of Notices, Etc. (a) Parent agrees that Licensor shall not be required to give Parent any notice pursuant to the Guarantee, and that no failure to give any notice shall discharge, impair, diminish or otherwise affect the liability which Parent would have had under the Guarantee if notice had been given. Parent waives: (a) notice of acceptance of the Guarantee, (b) notice of the incurring of additional or increased Obligations, (c) notice of the application of any payment, transfer or recovery from security, (d) presentment, demand and protest of any instrument, and notice thereof, (e) notice of nonpayment or other default under the Guarantee or under any Obligation, (f) any right to demand public foreclosure sale of any security, (g) notice of foreclosure, (h) notice of any release, discharge, modification or failure to obtain any security for any of the Obligations, (i) notice of any waiver by Licensor of any of the terms, covenants or conditions of any of the Obligations,
(j) notice of the granting of any indulgence or extension of time to Licensee,
(k) notice of any modification, supplement or extension of any of the Obligations, (l) notice of any agreement or arrangement with Licensee or anyone else, (m) any right to exoneration or to require election of remedies, (n) all suretyship defenses and (o) any other defenses or notice requirements which may exist at law or in equity. The obligations of Parent under this Article 19 shall not be affected by (x) the failure of Licensor to assert any claim or demand or to enforce any right or remedy against Licensee under the provisions of this Agreement or (y) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement. Parent further agrees that the Guarantee constitutes a guarantee of payment and performance when due and not of collection and waives any right to require that any resort be had by Licensor to any other guarantee or any security held for payment or performance of the Obligations.

          (b) Holdings agrees that Licensee shall not be required to give Holdings any notice pursuant to the Holdings Guarantee, and that no failure to give any notice shall discharge, impair, diminish or otherwise affect the liability which Holdings would have had under the Guarantee if notice had been given. Holdings waives: (a) notice of acceptance of the Holdings Guarantee, (b) notice of the incurring of additional or increased Holdings Obligations, (c) notice of the application of any payment, transfer or recovery from security,
(d) presentment, demand and protest of any instrument, and notice thereof, (e) notice of nonpayment or other default under the Holdings Guarantee or under any Holdings Obligation, (f) any right to demand public foreclosure sale of any security, (g) notice of foreclosure, (h) notice of any release, discharge, modification or failure to obtain any security for any of the Holdings Obligations, (i) notice of any waiver by Licensee of any of the terms, covenants or conditions of any of the Holdings Obligations, (j) notice of the granting of any indulgence or extension of time to any Licensor, (k) notice of any modification, supplement or extension of any of the Holdings Obligations, (l) notice of any agreement or arrangement with any Licensor or anyone else, (m) any right to exoneration or to require election of remedies, (n) all suretyship defenses and (o) any other defenses or notice requirements which may exist at law or in equity. The obligations of Holdings under this Article 19 shall not be affected by (x) the failure of Licensee to assert any claim or demand or to enforce any right or remedy against Licensor under the provisions of this Agreement or (y) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement. Holdings further agrees that the Holdings Guarantee constitutes a guarantee of payment and performance when due and not of collection and waives any right to


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

require that any resort be had by Licensee to any other guarantee or any security held for payment or performance of the Holdings Obligations.

     Section 19.3. Reinstatement. (a) Parent agrees that the Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, on any Obligation (including any payment pursuant to the Guarantee) is rescinded or must otherwise be restored by Licensor upon the bankruptcy or reorganization of Licensee or otherwise.

          (b) Holdings agrees that the Holdings Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, on any Holdings Obligation (including any payment pursuant to the Holdings Guarantee) is rescinded or must otherwise be restored by Licensee upon the bankruptcy or reorganization of any Licensor or otherwise.

     Section 19.4. Waiver of Subrogation; Subordination. (a) Parent shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Obligations, except when and so long as all of the Obligations have been fully paid, performed and observed, and have not been reinstated by reason of the avoidance of any transfer, the return of any payment, or otherwise. All present and future debts, obligations and liabilities of Licensee to Parent are hereby waived and postponed in favor of and subordinated to the full payment, performance and observance of the Obligations, and Parent agrees to assign and deliver to Licensor on request, as security for the Guarantee, (a) any such debts, obligations or liabilities, (b) any instruments or documents evidencing the same, (c) any security therefor and (d) any payments or transfers with respect thereto, or recoveries on security therefor, received by Parent after default under any of the Obligations.

          (b) Holdings shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Holdings Obligations, except when and so long as all of the Holdings Obligations have been fully paid, performed and observed, and have not been reinstated by reason of the avoidance of any transfer, the return of any payment, or otherwise. All present and future debts, obligations and liabilities of Licensor to Holdings are hereby waived and postponed in favor of and subordinated to the full payment, performance and observance of the Holdings Obligations, and Holdings agrees to assign and deliver to Licensee on request, as security for the Holdings Guarantee, (a) any such debts, obligations or liabilities, (b) any instruments or documents evidencing the same, (c) any security therefor and (d) any payments or transfers with respect thereto, or recoveries on security therefor, received by Holdings after default under any of the Holdings Obligations.

     Section 19.5. Successors and Assigns. (a) The benefit of the Guarantee shall run to Licensor and its heirs, personal representatives, successors and assigns. The burden of the Guarantee shall bind Parent and its heirs, personal representatives, successors and assigns. The Guarantee shall apply to the Obligations of Licensee and of Licensee's heirs, personal representatives, successors and assigns, including the successor to Licensee upon any merger, consolidation, liquidation or dissolution of Licensee and, including any transferee of all or substantially all of the assets of Licensee to any Person which carries on the business of Licensee.


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

          (b) The benefit of the Holdings Guarantee shall run to Licensee and its heirs, personal representatives, successors and assigns. The burden of the Holdings Guarantee shall bind Holdings and its heirs, personal representatives, successors and assigns. The Holdings Guarantee shall apply to the Holdings Obligations of Licensor and of Licensor's heirs, personal representatives, successors and assigns, including the successor to any Licensor upon any merger, consolidation, liquidation or dissolution of Licensor and, including any transferee of all or substantially all of the assets of any Licensor to any Person which carries on the business of any Licensor.

                                   ARTICLE XX

                                  MISCELLANEOUS

     Section 20.1. Information Transmission. Each party shall use commercially reasonable efforts to provide all statements and other information required to be provided to the other party pursuant to this Agreement in the format and medium reasonably requested by the other party.

     Section 20.2. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the applicable addresses set forth on Schedule B, or at such other address as may be designated from time to time by a party in accordance with this Section 20.2 (in which case Schedule B shall be updated to reflect such new address and an updated copy of Schedule B shall be attached hereto). All notices and communications under this Agreement shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine or
(c) by one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service and sent only within the United States.

     Section 20.3. Amendment; Waiver. Any provision of this Agreement may be amended, supplemented, modified or waived if, and only if, such amendment, supplement, modification or waiver is in writing and signed, in the case of an amendment, supplement or modification, by Licensee and Licensor or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 20.4. Expenses. Except as otherwise expressly provided herein, each party will bear its own fees and expenses incident to this Agreement and the transactions contemplated hereby.

     Section 20.5. GOVERNING LAW; JURISDICTION; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE


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LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OR
RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF ANOTHER LAW. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 20.2. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     Section 20.6. Relationship of the Parties.

          (a) The parties acknowledge that none of Licensee or any sublicensee has been asked by Licensor to pay a direct or indirect franchise fee to Licensor or any Licensor Affiliate. The parties further acknowledge that is not the intent of the parties that Licensor enter into a franchise relationship with Licensee, any Company Affiliate or any of their respective sublicensees, and such rights as Licensor is provided by this Agreement are for the purpose of maintaining the integrity and value of the Licensed Marks, and such rights do not, and are not intended to, permit Licensor to control the business operations of Licensee, any Company Affiliate or any of their sublicensees, notwithstanding that some sublicensees may be Franchisees of Licensee or any Company Affiliate.

          (b) The parties further acknowledge and agree that this Agreement does not create a fiduciary relationship between the parties, and each party hereto shall be an independent contractor. The parties are not partners, joint venturers, or agents or in a franchisor-franchisee relationship and nothing in this Agreement is intended by the parties to create, nor shall be construed to place them in, any such relationship.

     Section 20.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     Section 20.8. Headings. The headings herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.


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

     Section 20.9. Entire Agreement. This Agreement and the Purchase Agreement, together with the exhibits and schedules referenced herein and therein, the Transition Services Agreement (as defined in the Purchase Agreement) and the other agreements, documents and instruments delivered in connection herewith and therewith, contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 20.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.


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          IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                        SPTC, INC.


                                        By: /s/ William S. Sheridan
                                            -----------------------------------
                                            Name: William S. Sheridan
                                            Title: Vice President


                                        SOTHEBY'S HOLDINGS, INC.


                                        By: /s/ William S. Sheridan
                                            -----------------------------------
                                            Name: William S. Sheridan
                                            Title: Executive Vice President and
                                                      Chief Financial Officer

                                        CENDANT CORPORATION


                                        By: /s/ C. Patterson Cardwell, IV
                                            -----------------------------------
                                            Name: C. Patterson Cardwell, IV
                                            Title: Senior Vice President


                                        MONTICELLO LICENSEE CORPORATION


                                        By: /s/ C. Patterson Cardwell, IV
                                            -----------------------------------
                                            Name: C. Patterson Cardwell, IV
                                            Title: Senior Vice President